Exhibit 10.3

COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

Dated as of June 1, 2015

Among

PPL ENERGY SUPPLY, LLC,

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME,

CITIBANK, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

as Collateral Trustee,

and

EACH OTHER PERSON PARTY HERETO FROM TIME TO TIME

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SECTION 7.	Collateral Trustee	33

7.1	Appointment	33
7.2	Delegation of Duties	33
7.3	Exculpatory Provisions	34
7.4	Non-Reliance on Collateral Trustee and Other First-Lien Secured Parties	35
7.5	Collateral Trustee in Individual Capacity	36
7.6	Successor Collateral Trustee	36
7.7	Security Documents	37
7.8	Indemnification	37
7.9	No Risk of Funds	38

SECTION 8.	Reliance; Waivers; Etc	38

8.1	Reliance	38
8.2	No Warranties or Liability	38
8.3	No Waiver	38
8.4	Obligations Unconditional	39

SECTION 9.	Miscellaneous	39

9.1	Conflicts	39
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	39
9.3	Amendments; Waivers	40
9.4	Voting	40
9.5	Information Concerning Financial Condition of the Credit Parties	41
9.6	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS	41
9.7	Notices	42
9.8	Further Assurances; Insurance	43
9.9	Binding on Successors and Assigns	43
9.10	Specific Performance	43
9.11	Headings	43
9.12	Counterparts	43
9.13	Authorization	43
9.14	No Third Party Beneficiaries	43
9.15	Provisions Solely to Define Relative Rights	43
9.16	Additional Guarantors	44
9.17	Rights under Hedges	44
9.18	Insolvency	44
9.19	Rights and Immunities of Secured Debt Representatives	44

ANNEXES

Annex I	–	Notices
Annex II	–	Existing Commodity Hedging Agreements

EXHIBITS

Exhibit A	–	Form of Accession Agreement
Exhibit B	–	Form of Additional Guarantor Accession Agreement

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COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

This COLLATERAL TRUST AND INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of June 1, 2015, and entered into by and among PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (as defined below), CITIBANK, N.A., in its capacity as collateral trustee for the First-Lien Secured Parties (as defined below), CITIBANK, N.A., as Administrative Agent (as defined below) and each of the other Persons (as defined below) party hereto from time to time in accordance with the terms hereof. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

PRELIMINARY STATEMENT

(1) The Borrower, the lenders party thereto from time to time (the “Lenders”), Citibank N.A., as administrative agent (in such capacity, and including any successor administrative agent thereto, the “Administrative Agent”), Citibank N.A., as collateral trustee (in such capacity, and including any successor Collateral Trustee thereto, the “Collateral Trustee”), and each other Person from time to time party thereto, are entering into a Credit Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), which provides, among other things, for the provision of the borrowing of up to $1,850 million pursuant to a revolving credit facility.

(2) the Borrower, Citicorp USA, Inc., as issuing bank (the “Issuing Bank”), the lenders from time party thereto (together with the Issuing Bank, the “Other Lenders”) and Citicorp USA, Inc., as administrative agent (in such capacity, and including any successor administrative agent thereto, the “Other Administrative Agent”), and the Collateral Trustee may enter into a credit agreement (as amended, restated, amended and restated, replaced or otherwise modified and/or supplemented from time to time, the “Other Credit Agreement”) on a future date on which the Other Administrative Agent, the Borrower and the other parties thereto comply with Section 9.2(d) hereof (the “Other Credit Agreement Effective Date”).

(3) the Borrower and Citibank, N.A., as letter of credit issuer under the Reimbursement Agreement referred to below (the “L/C Issuer”) may enter into a reimbursement agreement on the Other Credit Agreement Effective Date (as amended, restated, amended and restated, replaced or otherwise modified and/or supplemented from time to time, the “Reimbursement Agreement”).

(4) Pursuant to the Guarantee and Collateral Agreement, the Subsidiary Guarantors have guaranteed the Borrower’s obligations under the Financing Documents.

(5) The Credit Parties may from time to time enter into Secured Commodity Hedges, Secured Interest Rate Hedges, Secured Treasury Services Agreements, Secured Trading Facilities (as defined in the Credit Agreement), Permitted First Priority Refinancing Debt (as defined in the Credit Agreement), Permitted Second Priority Refinancing Debt (as defined in the Credit Agreement) or other Additional First-Lien Indebtedness Agreements which may be secured by Liens on the Collateral to the extent permitted under the Financing Documents as then in effect and the relevant counterparties have executed and delivered an Accession Agreement to be joined as a party to this Agreement.

(6)(a) The obligations of the Borrower under the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement, the Guarantee and Collateral Agreement and under each Secured Commodity Hedge, each Secured Interest Rate Hedge, each Secured Treasury Services Agreement, Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt to which it is a party and (b) the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement and under each Secured Commodity Hedge, each Secured Interest Rate Hedge, each Secured Treasury

Services Agreement and any Permitted First Priority Refinancing Debt to which it is a party, in each case will be secured on a first-priority basis by Liens on the Collateral pursuant to the terms of the Security Documents.

(7) The Financing Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters.

(8) In order to induce the First-Lien Secured Parties to enter into the transactions contemplated by the Financing Documents, each of the parties hereto has agreed to the agency, intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Commodity Counterparty” shall mean any Person who, at the time the applicable Eligible Commodity Hedging Agreement is entered into, (i) in the ordinary course purchases or sells power or enters into commodity transactions and (ii)(A) has a corporate rating of BBB- or higher by S&P or a corporate family rating of Baa3 or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either of such ratings agencies is not then in the business of providing such ratings), or (B) whose obligations are supported by collateral, guarantees or letters of credit in a manner consistent with the then prevailing industry practice from Persons that have the ratings described in clause (A) above.

“Acceptable Financial Counterparty” shall mean any Person who, at the time the applicable Eligible Commodity Hedging Agreement is entered into, (a) in the ordinary course enters into financial derivative transactions (including rate swaps, commodity hedges, swaps, futures or options) or commodity transactions (including power purchase or sale or gas purchase or sale and tolling agreements) or provides treasury services or cash management services and (b)(i) has a corporate rating of A- or higher by S&P or a corporate family rating of A3 or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either of such rating agencies is not then in the business of providing such ratings), or (ii) whose obligations are supported by collateral, guarantees or letters of credit in a manner consistent with the then prevailing industry practice from Persons that have the ratings described in clause (i) above.

“Accession Agreement” shall mean an Accession Agreement substantially in the form attached hereto as Exhibit A, or such other form reasonably approved by the Collateral Trustee and the Borrower.

“Additional First-Lien Indebtedness Agreement” shall mean any pari passu secured first-lien credit agreement, credit facility agreement, letter of credit facility agreement, indenture, note purchase agreement, secured trading facility (including, to the extent applicable, the Secured Trading Facility) or other similar agreement entered into by a Credit Party to the extent permitted by Section 10.01 and Section 10.04 of the Credit Agreement.

“Additional First-Lien Indebtedness” shall mean indebtedness incurred pursuant to each Additional First-Lien Indebtedness Agreement (including any guarantees thereof by the Credit Parties) entered into by one or more Credit Parties after the date hereof which (i) requires that the obligations of the Credit Parties thereunder be secured on a pari passu basis by first-priority Lien on the Collateral and (ii) is permitted (if addressed therein, or, otherwise not prohibited) by the Financing Documents at the time such Additional First-Lien Indebtedness Agreement is entered into, to be secured by a first-priority Lien on the Collateral; provided that, with respect to each Additional First-Lien Indebtedness, the applicable Secured Debt Representative on behalf of the creditors thereto shall have executed and delivered to the Collateral Trustee an Accession Agreement in accordance with the provisions of this Agreement pursuant to which such applicable Secured Debt Representative has become a party to this Agreement and agreed (on its behalf and on behalf of the applicable secured creditors) to be bound by the obligations of a First-Lien Secured Party under the terms hereof.

“Additional First-Lien Obligations” shall mean all Obligations under, or with respect to, any Additional First-Lien Indebtedness Agreement.

“Additional Guarantor Accession Agreement” shall mean an accession agreement substantially in the form of Exhibit B.

“Administrative Agent” shall have the meaning specified in the preliminary statement to this Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” shall mean the Collateral Trustee, the Administrative Agent, any Other Administrative Agent and any other Secured Debt Representative that is an administrative agent or collateral trustee under an Additional First-Lien Indebtedness Agreement, as the context may require.

“Agreement” shall mean this Collateral Trust and Intercreditor Agreement.

“Asset Sale” shall mean a sale, lease (as lessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of Property with, any Person, in one transaction or a series of transactions, of all or part of the Credit Parties’ Properties, whether now owned or hereafter acquired, leased or licensed, to the extent such sale, lease, sale and leaseback, assignment, conveyance, license, transfer or other disposition not prohibited (if addressed therein, or, otherwise not prohibited) under the terms of the Financing Documents then in effect.

“Attributable Debt” shall mean, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Officer” shall mean, with respect to delivering financial information (including, without limitation, calculations of “Fair Market Value”) and Officer’s Certificates and any other matters in connection with this Agreement or any applicable Financing Documents, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer, the general counsel, assistant general counsel, any senior vice-president or any vice-president or any other responsible financial officer or accounting officer of the Borrower or any other person of the Borrower having substantially the same responsibilities as the aforementioned officers.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect or any successor statute.

“Board of Directors” shall mean:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning specified in the introductory statement to this Agreement.

“Breakage Costs” shall mean, with respect to any borrowing of a loan under the Credit Agreement, any Other Credit Agreement or any Additional First-Lien Indebtedness Agreement, the loss, cost and expense attributable to (a) the prepayment of the principal amount of such loan on any date other than on the last day of the applicable interest period for such loan or (b) the revocation by the applicable Credit Party of any notice of borrowing or notice of issuance submitted pursuant to the Credit Agreement, any Other Credit Agreement or any Additional First-Lien Indebtedness Agreement, after the applicable minimum period for the submission of such notice of borrowing or notice of issuance, as applicable, specified therein, any default in the making of any prepayment required to be made thereunder after notice of such prepayment has been delivered by the applicable Credit Party or the failure of the conditions precedent to be met after delivery of any such notice of borrowing or notice of issuance.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Lease Obligations” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act.

“Closing Date” shall mean June 1, 2015.

“Collateral” shall mean all property with respect to which any security interest has been granted (or purported to be granted) in favor of the Collateral Trustee, for the benefit of the First-Lien Secured Parties, pursuant to any Security Document. For the avoidance of doubt, Collateral shall not include any Excluded Assets.

“Collateral Trustee” shall have the meaning specified in the preliminary statement to this Agreement.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commodity Hedging Agreement” shall mean any agreement (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, fuel purchase or sale agreements, tolling agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, weather derivatives agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy or weather related commodity, service or risk, price or price indices for any such commodities, services or risks or any other similar derivative agreements, any renewable energy credits, carbon emission credits and any other “cap and trade” related credits, assets or attributes with an economic value and any other similar agreements, entered into by the Borrower or any Restricted Subsidiary.

“Credit Agreement” shall have the meaning specified in the preliminary statement to this Agreement.

“Credit Agreement Obligations” shall mean the “Obligations”, as defined in the Credit Agreement.

“Credit Parties” shall mean the Borrower and each Subsidiary Guarantor.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“DIP Financing” shall have the meaning specified in Section 6.1.

“Discharge of Obligations” shall mean, except to the extent otherwise expressly provided in Section 6.2:

(a) that a Discharge of Specific Debt has occurred with respect to each Series of Secured Debt;

(b) that a Discharge of Specific Secured Hedge Agreement has occurred with respect to each Secured Hedge Agreement; and

(c) payment in full in cash of all other Obligations (including Obligations under Secured Treasury Services Agreements) that are outstanding and unpaid at the time clauses (a), (b) and (c) are satisfied (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Specific Debt” shall mean, with respect to any Series of Secured Debt, the occurrence of each of the following with respect to such Series of Secured Debt:

(a) termination or expiration of all commitments to extend credit that would constitute such Series of Secured Debt;

(b) payment in full in cash of the principal of (other than with respect to undrawn letters of credit, but including unreimbursed amounts under any drawn letters of credit) and interest, fees and premium (if any) on such Series of Secured Debt;

(c) with respect to any undrawn letters of credit either (x) discharge or cash collateralization or back-stopping (at the lower of (A) 103% of the aggregate undrawn amount (or such lower amount agreed to by the issuer of such outstanding letter of credit) and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Financing Document) of all outstanding letters of credit issued pursuant to such Series of Secured Debt; (y) the deemed reissuance with the consent of the issuer of such outstanding letters of credit and any holder of the related Series of Secured Debt that has reimbursement obligations with respect to such outstanding letters of credit under another credit facility (whether or not such credit facility constitutes a Series of Secured Debt hereunder), provided that if such letters of credit are deemed reissued under another Series of Secured Debt hereunder then they will be outstanding under such other Series of Secured Debt hereunder); or (z) the issuer of each such letter of credit has notified the Collateral Trustee in writing that alternative arrangements satisfactory to such issuer and holders of the related Series of Secured Debt that has reimbursement obligations with respect thereto have been made; and

(d) payment in full in cash of all other Obligations owing under the Financing Documents for such Series of Secured Debt that are outstanding and unpaid at the time that the requirements of clauses (a) through (c) above are satisfied (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Specific Secured Hedge Agreement” shall mean with respect to any given Secured Hedge Agreement: (a) all Obligations in respect of such Secured Hedge Agreement have been paid in full in accordance with the terms thereof and all transactions entered into under such Secured Hedge

Agreement have expired or have been terminated or (b) alternative collateral arrangements or other arrangements satisfactory to the Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank, as applicable, have been made and the Collateral Trustee has been notified in writing of such event by such Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank (other than, in the case of clause (a) or (b), any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Early Termination Event” shall mean, with respect to any Secured Hedge Agreement, the occurrence of an Early Termination Date or the date of any applicable termination pursuant to a termination event under such Secured Hedge Agreement (as defined in such Secured Hedge Agreement) under any such Secured Hedge Agreement which has resulted in the termination of all transactions or all affected transactions under such Secured Hedge Agreement.

“Eligible Commodity Hedging Agreement” shall mean any Commodity Hedging Agreement entered into by the Borrower or any Restricted Subsidiary with an Eligible Commodity Hedging Counterparty, which, individually or together with other Commodity Hedging Agreements (other than Commodity Hedging Agreements that are either unsecured, are supported by letters of credit or Guarantees from Persons that are not Credit Parties (but, in each case, not secured by all or substantially all of the assets of any Credit Party)) entered into or being entered into with such counterparty or its affiliates, is at the time entered into reasonably expected to hedge the anticipated exposure of the Borrower or the relevant Subsidiary Guarantor(s) to one or more commodity price risks relating to the business and operations of the Borrower or the relevant Restricted Subsidiary; provided that any Commodity Hedging Agreement that is entered into to offset all or any portion of an outstanding Eligible Commodity Hedging Agreement shall constitute an Eligible Commodity Hedging Agreement so long as, at the time entered into, such offsetting Commodity Hedging Agreement, together with all other outstanding Eligible Commodity Hedging Agreements, in the aggregate, are reasonably expected to hedge the anticipated exposure of the Borrower or the relevant Restricted Subsidiary to one or more commodity price risks relating to the business and operations of the Borrower or the relevant Restricted Subsidiary.

“Eligible Commodity Hedging Counterparty” shall mean (i) a counterparty to an Eligible Commodity Hedging Agreement that, at the time the relevant Eligible Commodity Hedging Agreement is entered into, is either an Acceptable Commodity Counterparty or an Acceptable Financial Counterparty and (ii) each Existing Commodity Hedging Agreement Counterparty.

“Eligible Hedge Amount” shall mean, as of any date of determination with respect to any Secured Hedge Agreement, (a) if such date is prior to the occurrence of an Early Termination Event in respect of such Secured Hedge Agreement, the greater of (i) the Floor Amount (if any) applicable to such Secured Commodity Hedge and (ii) an amount equal to (A) the Outstanding Amount (if any, calculated in accordance with subclause (b)(i) of that definition) applicable to such Secured Hedge Agreement at such time less (B) (so long as no Other Credit Support Exception has occurred) the aggregate amount of Other Credit Support Amounts under any Other Credit Support issued or pledged in favor of the applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank to support the Obligations of the applicable Credit Party under such Secured Hedge Agreement and (b) if such date is on or after the occurrence of an Early Termination Event in respect of such Secured Hedge Agreement, an amount equal to (i) the Outstanding Amount (if any, calculated in accordance with subclause (b)(ii) of that definition) applicable to such Secured Hedge Agreement less (ii) (so long as no Other Credit Support Exception has occurred) the aggregate amount of Other Credit Support Amounts under any Other Credit Support issued or pledged in favor of the applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank to support the Obligations of the applicable Credit Party under such Secured Hedge Agreement.

“Environmental Action” shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment or human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” shall mean (i) any event or condition which, under the terms of any Series of Secured Debt causes, or permits holders of Obligations outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Obligations outstanding thereunder to become immediately due and payable or (ii) any ISDA Event of Default with respect to a Credit Party under any Secured Commodity Hedge, in each case unless the respective Obligations have been repaid or discharged in accordance with the terms of the respective Financing Documents.

“Excluded Assets” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Hedging Obligation” shall mean with respect to any Subsidiary Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing Commodity Hedging Agreements” shall mean the master agreements listed on Annex II hereto and shall include each confirmation entered into pursuant to such master agreement.

“Existing Commodity Hedging Agreement Counterparties” shall mean each counterparty to the Existing Commodity Hedging Agreements.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Authorized Officer of the Borrower.

“Financing Documents” shall mean, collectively (without duplication), (a) this Agreement, the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement, each Secured Interest Rate Hedge, each Secured Treasury Services Agreement, each Secured Commodity Hedge and each Additional First Lien Indebtedness Agreement, in each case secured by a first-priority Lien on the Collateral, (b) the Security Documents and (c) all other agreements, promissory notes, instruments, documents and certificates executed by or on behalf of any Credit Party in connection with any of the foregoing, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“First-Lien Secured Parties” shall mean, at any time, the holders of Obligations at such time, including the Administrative Agent, any Other Administrative Agent, the Collateral Trustee, the Lenders, any Other Lenders (including any Issuing Bank), any L/C Issuer, the Secured Debt Representatives, the Interest Rate Hedge Banks, the Treasury Services Providers and the Eligible Commodity Hedging Counterparties and the lenders, noteholders, investors and other finance parties (and agents) party to any Additional First Lien Indebtedness.

“Floor Amount” shall mean as of any date of calculation, with respect to any Secured Hedge Agreement, the sum of the aggregate amount identified (if any) as the “floor amount” (which shall be calculated based on the expected exposure of the applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank to the Borrower or the applicable Subsidiary Guarantor under such Secured Hedge Agreement, as determined by the Borrower or the applicable Subsidiary Guarantor and such Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank in good faith on an arm’s length basis consistent with market practice in the independent power generating industry) for such Secured Hedge Agreement and set forth in one or more contracts, confirmations, schedules or other writings issued and agreed by the applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank and the Borrower or the applicable Subsidiary Guarantor party to such Secured Hedge Agreement; provided that (a) no such “floor amount” shall be effective for any purpose hereunder unless, promptly following each such determination, the Borrower shall have notified the Collateral Trustee in writing of the relevant “floor amount” and the Secured Hedge Agreement to which such “floor amount” applies, (b) the “Floor Amount” for all Secured Hedge Agreements shall not exceed $400,000,000 in the aggregate at any time and (c) to the extent that there are no transactions outstanding under a Secured Hedge Agreement, the “Floor Amount” for such Secured Hedge Agreement shall be zero.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since June 1, 2015, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on June 1, 2015.

“Governmental Authority” shall mean any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean that certain Guarantee and Collateral Agreement dated as of the date hereof by and among the Borrower, the Subsidiary Guarantors and the Collateral Trustee, on behalf of and for the benefit of the First-Lien Secured Parties.

“Guaranty” shall mean a guaranty given by a Credit Party in favor of the Collateral Trustee (for and on behalf of the First-Lien Secured Parties) under the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, or asbestos containing materials; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under: (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability, including, for the avoidance of doubt, currency exchange, interest rate or commodity swap, cap or collar agreements; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (e) below), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

(f) representing the net amount owing under any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indemnified Costs” shall have the meaning set forth in Section 7.8(a).

“Insolvency or Liquidation Proceeding” shall mean:

(a) any voluntary or involuntary case or proceeding under any Debtor Relief Laws with respect to any Credit Party:

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of its respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party; or

(e) any other proceeding of any type or nature in which substantially all claims of creditors of any Credit Party are determined and any payment or distribution is or may be made on account of such claims.

“Interest Expense” shall mean, for any period, all interest, commitment fees, letter of credit fees, participation fees and Breakage Costs in respect of outstanding Obligations accrued, capitalized or payable during such period (whether or not actually paid during such period) pursuant to the terms of the respective Financing Documents.

“Interest Rate/Currency Hedging Agreement” shall mean any agreement of the type described in clauses (a), (b) or (c) of the definition of “Interest Rate/Currency Hedging Obligations.”

“Interest Rate/Currency Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (including fixed-to-floating or floating-to-fixed swaps), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

“Interest Rate Hedge Bank” shall mean a party to any Secured Interest Rate Hedge that is an Acceptable Financial Counterparty, Lender, Administrative Agent or an Affiliate thereof, or any Person that was a Lender, Administrative Agent or an Affiliate thereof at the time it entered into such Secured Interest Rate Hedge; provided that, in the case of any Interest Rate Hedge Bank (other than a Lender or an Administrative Agent) that is not a party to this Agreement as of the date hereof, such Interest Rate Hedge

Bank shall have executed and delivered to the Collateral Trustee an Accession Agreement pursuant to which such Interest Rate Hedge Bank has become a party to this Agreement and has agreed to be bound by the obligations of a First-Lien Secured Party under the terms hereof.

“ISDA Event of Default” shall mean any Event of Default as defined in the relevant Secured Hedge Agreement.

“Issuing Bank” shall have the meaning specified in the preliminary statements to this Agreement.

“L/C Issuer” shall have the meaning specified in the introductory statement to this Agreement.

“Lenders” shall have the meaning specified in the preliminary statements to this Agreement.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement) and any preference or priority having the effect of security, and any lease having substantially the same effect as any of the foregoing.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Property” shall mean each real property that is subject to a Mortgage.

“Mortgages” shall mean a collective reference to each mortgage, deed of trust, deed to secure debt, debenture or similar security instrument entered into by any Credit Party to secure any Obligations.

“Obligations” shall mean all amounts owing by the Borrower or any Subsidiary Guarantor to any Agent or any First-Lien Secured Party pursuant to the terms of this Agreement or any other Financing Document (including all interest, fees and other amounts which accrue after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Borrower or any of its Subsidiary Guarantors, whether or not allowed in such case or proceeding but excluding, with respect to any Guarantor, all Excluded Hedging Obligations of such Guarantor, and shall include all Credit Agreement Obligations, any Other Credit Agreement Obligations and any Reimbursement Agreement Obligations.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall include: (a) a statement that such Authorized Officer making such certificate has read the applicable covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based, (c) a statement that, in the opinion of such Authorized Officer, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the applicable covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Authorized Officer, the applicable condition or covenant has been complied with.

“Ordinary Course Settlement Payments” shall mean all regularly scheduled payments due under any Secured Hedge Agreement from time to time, calculated in accordance with the terms of such Secured Hedge Agreement, but excluding, for the avoidance of doubt any Termination Payments due and payable under such Secured Hedge Agreement in connection with an Early Termination Event.

“Other Administrative Agent” shall have the meaning specified in the preliminary statement to this Agreement.

“Other Credit Agreement” shall have the meaning specified in the preliminary statement to this Agreement.

“Other Credit Agreement Effective Date” shall have the meaning specified in the preliminary statement to this Agreement.

“Other Credit Agreement Obligations” means the “Obligations”, as defined in any Other Credit Agreement.

“Other Credit Support” shall mean any letter of credit, guaranty of the relevant Secured Hedge Agreement or Additional First-Lien Indebtedness that is in the form of a secured trading facility, including the Secured Trading Facility, or cash collateral issued or pledged, as applicable, as contemplated or required by the relevant Secured Hedge Agreement or Additional First-Lien Indebtedness that is in the form of a secured trading facility, including the Secured Trading Facility, in favor of the applicable Eligible Commodity Hedging Counterparty, Interest Rate Hedge Bank or First-Lien Secured Party, as applicable, (other than pursuant to the Security Documents) to support the Obligations of the Borrower or any Subsidiary Guarantor under such Secured Hedge Agreement or Additional First-Lien Indebtedness that is in the form of a secured trading facility, including the Secured Trading Facility, which letter of credit, guaranty or cash collateral, as applicable, satisfies the requirements of such Secured Hedge Agreement or Additional First-Lien Indebtedness Agreement that is in the form of a secured trading facility, including the Secured Trading Facility, with respect to letters of credit, guaranties or cash, as applicable. For avoidance of doubt, Other Credit Support shall not include separate insurance, credit default swap protection or other protection against loss arranged by the Eligible Commodity Hedging Counterparty, Interest Rate Hedge Bank or First-Lien Secured Party, as applicable, for its own account or (y) any guarantees provided by one or more Credit Parties or Collateral provided pursuant to the Security Documents.

“Other Credit Support Amount” shall mean the sum of (a) the amount of cash constituting Other Credit Support, (b) the amount payable under any guaranty constituting Other Credit Support and (c) the amount available to be drawn under any letter of credit constituting Other Credit Support.

“Other Credit Support Exception” shall mean (a) with respect to any Other Credit Support constituting a guaranty, the guarantor thereunder fails to make payment after receipt of a demand for payment thereunder made in accordance with the terms of such guaranty, within three Business Days of its receipt of such demand or (b) with respect to any Other Credit Support constituting a letter of credit, the occurrence and continuance of any of the following: (i) a restraint or injunction shall be threatened against the issuer of such letter of credit or the applicable Eligible Commodity Hedging Counterparty, Interest Rate Hedge Bank or First-Lien Secured Party, as applicable, that is the beneficiary thereof that restrains or limits or seeks to restrain or limit a draw upon, or the application of proceeds from, such letter of credit prior to, concurrently with, or following such draw or application, (ii) the issuing bank of such letter of credit shall be subject to a bankruptcy proceeding or (iii) the issuing bank of such letter of credit shall have disavowed, repudiated or dishonored its obligations under such letter of credit after, if applicable, delivery to such issuing bank of a conforming draw request thereunder.

“Other Lenders” shall have the meaning specified in the preliminary statements to this Agreement.

“Other Required Lenders” has the meaning given to the term Required Lenders in any Other Credit Agreement.

“Outstanding Amount” shall mean:

(a) with respect to any Series of Secured Debt (except to the extent provided in clause (d) below with respect to any secured trading facility), at any time, an amount equal to the sum of (i) the aggregate outstanding principal amount of the Obligations of such Series of Secured Debt (including the face amount of outstanding letters of credit whether or not then available or drawn) and (ii) except during any period in which the Collateral Trustee has exercised remedies or the protections of Liens on Collateral, the aggregate unfunded commitments to extend credit which, when funded, would constitute Obligations under such Series of Secured Debt;

(b) with respect to any Secured Hedge Agreement (with respect to any Secured Interest Rate Hedge, for the purposes of Sections 4.4(a) and 7.8 only), (i) at any time prior to the occurrence of an Early Termination Event under such Secured Hedge Agreement, the amount of all Obligations (including Ordinary Course Settlement Payments, Termination Payments and related Interest Expense) that would be owed to the applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank under such Secured Hedge Agreement if there occurred at such time an Early Termination Event under such Secured Hedge Agreement where the Borrower or any Subsidiary Guarantor party thereto is the sole “Affected Party” or the “Defaulting Party” (or equivalent term), or (ii) at any time from and after the occurrence of an Early Termination Event under such Secured Hedge Agreement, the amount of all Obligations (including Ordinary Course Settlement Payments, Termination Payments and related Interest Expense) then due and owing to the applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank under such Secured Hedge Agreement;

(c) with respect to any Secured Treasury Services Agreement for the purposes of Sections 4.4(a) and 7.8 only, an amount equal to the aggregate outstanding amount of the Obligations in respect of such Secured Treasury Services Agreement; and

(d) with respect to any secured trading facility (including, if applicable, the Secured Trading Facility), at any time, the amount equal to the aggregate facility utilization (or similar amount, however named) thereunder, together (without duplication) with any Termination Payments (whether as a result of the occurrence of an event of default or other termination event), including any “Settlement Amount” or “Early Termination Amount” as defined in the related secured party ISDA Agreement payable to any secured counterparty thereunder.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledged Collateral” shall mean, as the context may require, (a) any Collateral, to the extent that possession or control thereof is necessary to perfect a Lien thereon under the UCC, (b) any rights to receive payments under any insurance policy that constitute Collateral and with respect to which a secured party is required to be named as an additional insured or a loss payee in order to perfect a Lien thereon and/or (c) any other Collateral with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Property” shall mean any right or interest in or to any asset or property of any kind whatsoever (including Equity Interests), whether real, personal or mixed and whether tangible or intangible.

“Reimbursement Agreement” shall have the meaning specified in the preliminary statement to this Agreement.

“Reimbursement Agreement Obligations” means the “Obligations”, as defined in any Reimbursement Agreement.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Remedy Event” shall have the meaning set forth in Section 4.2.

“Required First-Lien Secured Parties” shall mean, at any time with respect to any matter, First-Lien Secured Parties owed or holding more than 50% of the sum of (without duplication) (a) subject to any voting restrictions set forth in the applicable Financing Document for a Series of Secured Debt, the Outstanding Amount under the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement and/or any Additional First-Lien Indebtedness Agreement at such time and (b) the Eligible Hedge Amount under each Secured Commodity Hedge and each Secured Interest Rate Hedge at such time.

“Required Lender Parties” shall mean (i) at any time prior to the Other Credit Agreement Effective Date with respect to any matter, the Required Lenders and (ii) at any time on or after the Other Credit Agreement Effective Date with respect to any matter, the Lenders, the Other Lenders and the L/C Issuer owed or holding more than 50% of, subject to any voting restrictions set forth in the Credit Agreement (including in the definition of Required Lender therein), the Other Credit Agreement and the Reimbursement Agreement, the sum of (without duplication) the Outstanding Amount under the Credit Agreement, the Other Credit Agreement and the Reimbursement Agreement at such time.

“Required Lenders” has the meaning given to such term in the Credit Agreement.

“Restricted Subsidiary” shall mean the “Restricted Subsidiaries”, as defined in the Credit Agreement.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and its successors and assigns.

“Secured Commodity Hedge” shall mean (i) each Existing Commodity Hedging Agreement and (ii) each Eligible Commodity Hedging Agreement entered into by the Borrower or a Subsidiary Guarantor which requires that the obligations of such Borrower or a Restricted Subsidiary be secured by a Lien on the Collateral; provided that, with respect to each Secured Commodity Hedge, the Eligible Commodity Hedging Counterparty party thereto shall have executed and delivered to the Collateral Trustee an Accession Agreement pursuant to which such Eligible Commodity Hedging Counterparty has become a party to this Agreement and has agreed to be bound by the obligations of a First-Lien Secured Party under the terms hereof.

“Secured Debt Representative” shall mean (a) with respect to the Lenders under the Credit Agreement, the Administrative Agent, (b) with respect to any Other Lenders under any Other Credit Agreement, any Other Administrative Agent, (c) any L/C Issuer with respect to any Reimbursement Agreement, (d) with respect to the lenders, noteholders, investors and other finance parties under any Additional First-Lien Indebtedness, the administrative agent, trustee or similar representative who maintains the applicable transfer register, (e) with respect to any Secured Interest Rate Hedge, the Interest Rate Hedge Bank party thereto, (f) with respect to any Secured Commodity Hedge, the Eligible Commodity Hedging Counterparty party thereto and (g) with respect to any Secured Treasury Services Agreement for the purposes of Section 4.4(a) only, the Treasury Services Provider party thereto.

“Secured Hedge Agreement” shall mean each Secured Commodity Hedge and each Secured Interest Rate Hedge.

“Secured Hedging Obligations” shall mean with respect to any specified Person, the obligations of such Person under any Secured Hedge Agreement.

“Secured Interest Rate Hedge” shall mean each Interest Rate/Currency Hedging Agreement entered into by the Borrower or any Restricted Subsidiary with an Interest Rate Hedge Bank; provided that, with respect to each Secured Interest Rate Hedge, the Interest Rate Hedge Bank party thereto that is not a Lender or Administrative Agent shall have executed and delivered to the Collateral Trustee an Accession Agreement pursuant to which such Interest Rate Hedge Bank has become a party to this Agreement and has agreed to be bound by the obligations of a First-Lien Secured Party under the terms hereof.

“Secured Trading Facility” shall mean the “Secured Trading Facility”, as defined in the Credit Agreement.

“Secured Treasury Services Agreement” shall mean each Treasury Services Agreement entered into by the Borrower or any Restricted Subsidiary with a Treasury Services Provider; provided that, with respect to each Secured Treasury Services Agreement, the Treasury Services Provider party thereto that is not a Lender or the Administrative Agent shall have executed and delivered to the Collateral Trustee an Accession Agreement pursuant to which such Treasury Services Provider has become a party to this Agreement and has agreed to be bound by the obligations of a First-Lien Secured Party under the terms hereof.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages, this Agreement and each other agreement, document or instrument executed and delivered pursuant to any of the foregoing (including pursuant to Section 9.10 of the Credit Agreement or any similar provision of any other Financing Document) that creates or purports to create a first-priority Lien in favor of the Collateral Trustee for the benefit of the First-Lien Secured Parties.

“Series of Secured Debt” shall mean, severally, the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement and any Additional First-Lien Indebtedness Agreement.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” shall mean any subsidiary of the Borrower; “subsidiary” shall mean, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” shall mean each of the Persons identified on the signature pages hereto as a “Subsidiary Guarantor” and each other Subsidiary of the Borrower which is required to guarantee the Obligations from time to time pursuant to the terms of the Financing Documents and which shall have executed and delivered to the Collateral Trustee an Additional Guarantor Accession Agreement pursuant to which such Subsidiary Guarantor has become a party to this Agreement and has agreed to be bound by the obligations of a Credit Party and Credit Party under the terms hereof.

“Supplemental Collateral Trustee” shall have the meaning set forth in Section 7.2(b).

“Swap Transactions” shall mean any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Secured Hedge Agreement.

“Termination Payment” shall mean the amount, if any, payable by the Credit Parties in connection with an Early Termination Event of any Secured Hedge Agreement, including any “Settlement Amount”, “Early Termination Amount” or “Close-out Amount” or substantially similar term as defined in the relevant Secured Hedge Agreement; provided that, for the avoidance of doubt, “Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Secured Hedge Agreement.

“Treasury Services Agreement” shall mean any agreement between the Borrower or any Subsidiary and any Treasury Services Provider relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Treasury Services Obligations” shall have the meaning specified in Section 5.6(b).

“Treasury Services Provider” shall mean any Acceptable Financial Counterparty (other than a Credit Party) that is a party to any Secured Treasury Services Agreement; provided that, in the case of any Treasury Services Provider that is not a party to this Agreement as of the date hereof, such Treasury Services Provider shall have executed and delivered to the Collateral Trustee an Accession Agreement pursuant to which such Treasury Services Provider has become a party to this Agreement and has agreed to be bound by the obligations of a First-Lien Secured Party under the terms hereof.

“Trust Estate” shall have the meaning set forth in Section 2.1.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any filing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Trustee pursuant to the applicable Security Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Document and any filing statement relating to such perfection or effect of perfection or non-perfection.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.2 Computation of Time Periods; Other Definitional Provisions.

(a) As used herein and in the other Financing Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (v) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s permitted successors and assigns and (B) to the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding, (vi) all references to “knowledge” of any Credit Party or a Subsidiary of the Borrower means the actual knowledge of an Authorized Officer responsible for monitoring compliance with the Financing Documents, (vii) references to “the best of an officer’s knowledge” or similar phrases referring to “best knowledge” of an officer shall be interpreted to mean that such officer has made such diligent investigation or inquiry as would be customary and prudent for such officer to make in the reasonable judgment of such officer in the context of the applicable circumstances and (viii) all references to any Governmental Authority, shall include any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Unless otherwise expressly provided herein, (i) all references to documents, instruments and other agreements (including the Financing Documents) and all other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, modifications, refinancings, renewals, replacements and restructurings thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, modifications, refinancings, renewals, replacements and restructurings are permitted by the Financing Documents; and (ii) references to any law (including by succession of comparable successor laws) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

(e) Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

1.3 Certifications, Etc. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

1.4 Construction. This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties hereto acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

SECTION 2. Declaration of Trust; Acknowledgement of Security Interests.

2.1 Trust Estate. To secure the payment of the Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each Credit Party hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future First-Lien Secured Parties, a security interest in and Lien on all of such Credit Party’s right, title and interest in, to and under all Collateral now or hereafter granted to the Collateral Trustee under any Security Document for the benefit of the First-Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future First-Lien Secured Parties as security for the payment of all present and future Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Obligations have been released as provided in Section 5.1;

(2) no monetary obligation is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(3) the Borrower delivers to the Collateral Trustee an Officer’s Certificate stating that all Obligations have been terminated, released or otherwise satisfied or collateralized in a manner satisfactory to the counterparty of such Obligation and the Liens of the Collateral Trustee are permitted to be released, or have been released, in compliance with all applicable provisions of the Financing Documents;

then the first-priority lien trust arising hereunder will terminate (subject to any reinstatement pursuant to Section 6.2), except that all provisions set forth in Section 7.8 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

2.2 Collateral Trustee. The Collateral Trustee and its successors and assigns under this Agreement will act for the benefit solely and exclusively of all present and future holders of Obligations as security for the payment and performance of all present and future Obligations.

2.3 Pari Passu. As among the First-Lien Secured Parties, the Obligations shall rank pari passu, no First-Lien Secured Party shall be entitled to any preferences or priority over any other First-Lien Secured Party with respect to the Collateral and the First-Lien Secured Parties shall share in the Collateral and all proceeds thereof equally and ratably in accordance with the terms of this Agreement notwithstanding the time of incurrence of any Obligation or the time or method of creation or perfection of any of the Liens securing the Obligations.

2.4 Prohibition on Contesting Liens. Each of the Collateral Trustee (on behalf of itself and each First-Lien Secured Party), the Administrative Agent (on behalf of itself and each Lender), any Other Administrative Agent (on behalf of itself and any Other Lender), the L/C Issuer and each other First-Lien Secured Party, agrees that it will not (and hereby waives any right to) object to, question or contest, or support any other Person in objecting to, questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) (a) the priority, validity, extent, perfection, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral in accordance with the terms of this Agreement or (b) any or all of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Trustee, the Administrative Agent, any Other Administrative Agent, any L/C Issuer or any other First-Lien Secured Party to enforce this Agreement in accordance with the terms hereof.

2.5 No New First-Priority Liens. So long as the Discharge of Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Credit Party, the parties hereto agree that no Credit Party shall grant or permit any additional first-priority Liens on any assets or property that constitute Collateral to secure any Obligations other than in respect of any Other Credit Support or otherwise permitted under each of the Financing Documents, unless it has granted or concurrently grants a first-priority Lien on such Collateral to secure all Obligations on a pari passu basis.

SECTION 3. Enforcement.

3.1 Exercise of Remedies. The Collateral Trustee, at the direction of the Required First-Lien Secured Parties, shall have the exclusive right to enforce rights, exercise remedies (including setoff (but subject to Section 5.4(a)) and the right to credit bid any or all of the Obligations) and make determinations regarding the release, sale, disposition or restrictions (including bidding or auction procedures) with respect to the Collateral in accordance with the provisions of this Agreement and the relevant Security Documents. In exercising rights and remedies with respect to the Collateral, the Collateral Trustee, at the direction of the Required First-Lien Secured Parties, may enforce the provisions of the Security Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of the Collateral Trustee (or any other agent appointed by the Required First-Lien Secured Parties) to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the Security Documents and of a secured creditor under the Debtor Relief Laws.

3.2 Enforcement of Liens.

(a) The Required First-Lien Secured Parties will have, subject to the terms of this Agreement, the right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral, including the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral.

(b) Except to the extent directed or consented to by the Required First-Lien Secured Parties, none of the Collateral Trustee, any Secured Debt Representative or any other First-Lien Secured Party will:

(A) request judicial relief, in any Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the First-Lien Secured Parties in respect of the Liens granted to the Collateral Trustee, for the benefit of the First-Lien Secured Parties;

(B) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens granted to the Collateral Trustee, for the benefit of the First-Lien Secured Parties, made by the Collateral Trustee, acting at the direction of, or as consented to by, the Required First-Lien Secured Parties, in any Insolvency or Liquidation Proceeding;

(C) oppose or otherwise contest any lawful exercise by the Collateral Trustee, acting at the direction of, or as consented to by, the Required First-Lien Secured Parties, of the right to credit bid any or all of the Obligations at any sale in foreclosure of the Liens granted to the Collateral Trustee, for the benefit of the First-Lien Secured Parties; or

(D) oppose or otherwise contest any other request for judicial relief made in any court by the Collateral Trustee, acting at the direction of, or as consented to by, the Required First-Lien Secured Parties relating to the lawful enforcement of any Lien;

provided, however, that the Collateral Trustee may (but will not be obliged to) take such actions as it deems desirable in its sole discretion to create, prove, preserve or protect the Liens upon any Collateral in the manner contemplated by the Security Documents. Notwithstanding the foregoing, both before and during an Insolvency and Liquidation Proceeding, any First-Lien Secured Party and any Secured Debt Representative may take any actions and exercise any and all rights in each case, that are consistent with this Agreement, that they would have as an unsecured creditor, including the commencement of an Insolvency or Liquidation Proceeding against any Credit Party in accordance with applicable law and the termination of any Financing Document in accordance with the terms thereof; provided that the First-Lien Secured Parties and the Secured Debt Representatives may not take any of the actions prohibited by clauses (A) through (D) above or oppose or contest any other claim that it has agreed not to oppose or contest under Section 6; and provided, further, that, in the event that any First-Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Obligations are subject to this Agreement.

(c) Notwithstanding anything to the contrary set forth herein or in any other Financing Document, in no event shall the Collateral Trustee (or any other Person on its behalf) exercise any rights or remedies with respect to the Collateral unless (i) such exercise occurs after the occurrence of an Event of Default following notice to the Collateral Trustee in accordance with Section 5.3 and (ii) the Collateral Trustee has been instructed to so exercise such rights or remedies by the Required First-Lien Secured Parties (or to the extent expressly provided herein, the Required Lender Parties) in accordance with the terms set forth herein. In exercising rights and remedies with respect to the Collateral after the occurrence of any Event of Default, the Secured Debt Representatives may, at the direction of the Required First-Lien Secured Parties, instruct the Collateral Trustee to enforce (or to refrain from enforcing) the provisions of the Security Documents in respect of the Obligations and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as the Collateral Trustee may determine, unless otherwise directed by the Required First-Lien Secured Parties, including:

(A) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Obligations:

(B) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(C) the exercise or forbearance from exercise of rights and powers of a holder of Equity Interests or any other form of Securities in the Collateral to the extent provided in the Security Documents;

(D) the acceptance of the Collateral in full or partial satisfaction of the Obligations; and

(E) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(d) Without in any way limiting the generality of clause (c) above, the Collateral Trustee, the Administrative Agent, any Other Administrative Agent, any L/C Issuer, each Interest Rate Hedge Bank, each Eligible Commodity Hedging Counterparty and each other First-Lien Secured Party and any of them may, at any time and from time to time in accordance with, and to the extent not prohibited by, this Agreement and/or applicable law, without the consent of or notice to any other First-Lien Secured Party, without incurring responsibility to any other First-Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement, do one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations and related Financing Documents; provided that if any Secured Commodity Hedges contain restrictions on increases of principal under the Financing Documents, each Eligible Commodity Hedging Counterparty party thereto agrees to promptly inform each other Secured Debt Representative of any such restriction;

(ii) release the Lien on the Collateral securing such First-Lien Secured Party’s Obligations;

(iii) settle or compromise any Obligation or any other liability of any Credit Party; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Credit Party or any other Person, elect any remedy and otherwise deal freely with any Credit Party.

(e) Following notice of any Event of Default received pursuant to Section 5.3, any Secured Debt Representative of the type set forth in clauses (a), (b) or (d) of the definition thereof may request in writing that the Collateral Trustee pursue any lawful action in respect of the Collateral in accordance with the terms of the Security Documents. Upon any such written request, the Collateral Trustee shall seek the consent of the Required First-Lien Secured Parties to pursue such action (it being understood that the Collateral Trustee shall not be required to advise the Required First-Lien Secured Parties to pursue any such action). Following receipt of any notice that an Event of Default has occurred, the Collateral Trustee may await direction from the Required First-Lien Secured Parties and will act, or decline to act, as directed by the Required First-Lien Secured Parties, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Required First-Lien Secured Parties. Subsequent to the Collateral Trustee receiving written notice that any Event of

Default has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce the Liens then, unless it has been directed to the contrary by the Required First-Lien Secured Parties, the Collateral Trustee in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable in its reasonable judgment to protect or preserve its interest in the Collateral and the interests, rights, powers and remedies granted or available to the Collateral Trustee under, pursuant to or in connection with the Security Documents.

SECTION 4. Payments.

4.1 Application of Proceeds. Notwithstanding any ongoing Insolvency or Liquidation Proceeding which has been commenced by or against any Credit Party, any Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral and proceeds thereof shall be applied in the following order upon the occurrence and during the continuation of a Remedy Event (it being agreed that the Collateral Trustee shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof; provided that such amounts shall not be so applied until such time as the amount of the Obligations has been determined in accordance with the terms hereof and under the terms of the relevant Financing Document, including and subject to Sections 4.4 and 4.5 below):

first, on a pro rata basis, to the payment of all amounts owing to the Agents (in their respective capacities as agents) and any fees owing to letter of credit issuing banks under the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement or any Additional First-Lien Indebtedness Agreement under any of the Financing Documents (including indemnification obligations thereunder);

second, on a pro rata basis to any First-Lien Secured Party which has theretofore advanced or paid any fees to any Agent, other than any amounts covered by priority first, an amount equal to the amount thereof so advanced or paid by such First-Lien Secured Party and for which such First-Lien Secured Party has not been previously reimbursed;

third, on a pro rata basis, to the payment of, without duplication, (a) any Interest Expense and all principal and other amounts then due and payable in respect of the Obligations under the Credit Agreement, any Other Credit Agreement and any Reimbursement Agreement, (b) the payment of all Termination Payments then due and payable to any Interest Rate Hedge Bank under any Secured Interest Rate Hedge (including any Interest Expense due and payable in respect thereof), (c) the payment of all Termination Payments then due and payable to any Eligible Commodity Hedging Counterparty under any Secured Commodity Hedge (including any Interest Expense due and payable in respect thereof), (d) any Interest Expense and all principal and other amounts then due and payable in respect of the Obligations under any Secured Treasury Services Agreement and any Additional First-Lien Indebtedness (including cash collateralization or back-stopping (at the lower of (1) 103% of the aggregate undrawn amount of such letters of credit (or such lower amount as agreed to by the issuer of the application outstanding letter of credit) and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement or the applicable Additional First-Lien Indebtedness) of all outstanding letters of credit constituting Obligations) and (e) all other Obligations due to any First-Lien Secured Party;

fourth, on a pro rata basis, to the payment of, without duplication, all other Obligations owing to any First-Lien Secured Party, but not yet due and payable; and

last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Credit Parties or as otherwise required by a court of competent jurisdiction.

In connection with the application of proceeds pursuant to this Section 4.1, except as otherwise directed by the Required First-Lien Secured Parties, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

4.2 Limitations on Payment Post Default. After (i) the Obligations outstanding under any of the Financing Documents have become due and payable in full (whether at maturity, upon acceleration or otherwise) and have not been repaid in full, or any Obligations outstanding under any of the Financing Documents has not been paid when due and remains unpaid (after any applicable grace period) and (ii) the Required First-Lien Secured Parties have instructed the Collateral Trustee (unless they are stayed by the applicable Insolvency or Liquidation Proceeding from giving such instructions) to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and to cause all proceeds to be applied in accordance with Section 4.1 (a “Remedy Event”), no payment of cash (or the equivalent of cash) shall be made from the proceeds of Collateral by any Credit Party to the Collateral Trustee for the benefit of any First-Lien Secured Party, except as provided for in Section 4.1.

4.3 Turnover. If any First-Lien Secured Party shall obtain any amount in respect of any Obligations owed to such First-Lien Secured Party other than in accordance with the express terms of this Agreement, such First-Lien Secured Party shall forthwith notify each Secured Debt Representative thereof and shall promptly, and in any event within 10 Business Days of its so obtaining the same, pay such amount (less any reasonable costs and expenses incurred by such First-Lien Secured Party in obtaining such amount) to the Collateral Trustee for the account of the First-Lien Secured Parties, to be shared in accordance with Section 4.1.

4.4 Debt Balances.

(a) Upon the written request of the Collateral Trustee, each Secured Debt Representative shall promptly (and, in any event, within five Business Days) give the Collateral Trustee written notice of the aggregate amount of the Obligations then outstanding and owed by any Credit Party to the First-Lien Secured Parties represented by such Secured Debt Representative under the applicable Financing Documents and any other information that the Collateral Trustee may reasonably request. Each Secured Debt Representative agrees that it will share such information with any other Secured Debt Representative, upon request by a Secured Debt Representative. In addition to the foregoing, the Collateral Trustee may request from a Secured Debt Representative specified amounts of Obligations in connection with the application of amounts in accordance with Section 4.4(b), the determination of “Required First-Lien Secured Parties” and any other applicable provisions of this Agreement, including (i) in the case of the Administrative Agent, Secured Debt Representative under an Additional First-Lien Indebtedness Agreement, any Other Administrative Agent, any L/C Issuer or Treasury Services Provider, the Outstanding Amount under the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement, an Additional First-Lien Indebtedness Agreement or Secured Treasury Services Agreement (as applicable) at such time, (ii) in the case of each Interest Rate Hedge Bank, the Eligible Hedge Amount under the applicable Secured Interest Rate Hedge at such time, and (iii) in the case of each Eligible Commodity Hedging Counterparty, the Eligible Hedge Amount under the applicable Secured Commodity Hedge at such time, and each such Secured Debt Representative shall promptly provide such amounts in writing (and, in any event, within five Business Days). Upon receipt of each such notice from a Secured Debt Representative, the Collateral Trustee shall provide such notice to each other Secured Debt Representative.

(b) Without limiting the foregoing, upon receipt of any of the monies referred to in Section 4.1, the Collateral Trustee shall promptly provide notice to each Secured Debt Representative of the receipt of such monies. Within 10 Business Days of the receipt of such notice, each Secured Debt Representative shall give the Collateral Trustee written certification by an authorized officer or representative thereof of the aggregate amount of the Obligations then outstanding owed by any Credit Party to the First-Lien Secured Parties represented by such Secured Debt Representative under the applicable Financing Documents to be certified to as presently due and owing after giving effect to the application of any Other Credit Support in respect of such Obligations as contemplated by Section 4.5 (and, promptly upon receipt thereof, the Collateral Trustee shall provide a copy of each such certification to each other Secured Debt Representative). Unless otherwise directed by a court of competent jurisdiction or each Secured Debt Representative, the Collateral Trustee shall use the information provided for in such notices as the basis for applying such monies in accordance with Section 4.1. Notwithstanding anything herein to the contrary, the proceeds of any Collateral shall not be applied to the Obligations owed to such Eligible Commodity Hedging Counterparty and each Interest Rate Hedge Bank, as applicable, until each Eligible Commodity Hedging Counterparty and each Interest Rate Hedge Bank shall have applied any Other Credit Support to the Obligations owing to such Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank (as applicable) as contemplated by Section 4.5.

(c) In calculating the amount of Obligations owed to any Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank, the applicable Obligations owed under any Secured Hedge Agreement shall be determined by the party specified in such Secured Hedge Agreement in accordance with the terms of the relevant Secured Hedge Agreement, as applicable.

4.5 Other Credit Support. If, following the occurrence of an Early Termination Event under any Secured Hedge Agreement, any Credit Party shall fail to pay any of the Obligations owing under such Secured Hedge Agreement as and when required thereunder, then each applicable Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank agrees that, subject to the occurrence of any Other Credit Support Exception, it shall if a Remedy Event then exists, to the extent permitted under such Secured Hedge Agreement, the terms of any relevant Other Credit Support and applicable law, promptly (i) make a demand for payment under any Other Credit Support consisting of letters of credit, cash collateral or a guarantee issued in favor of such Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank to support the Obligations of the Credit Parties under such Secured Hedge Agreement and (ii) promptly apply the proceeds received under any Other Credit Support consisting of letters of credit, cash collateral or guarantee and any cash consisting of Other Credit Support pledged in favor of such Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank to reduce the outstanding amount of such Obligations.

SECTION 5. Other Agreements.

5.1 Releases.

(a)(i) Upon the request of any Credit Party in connection with any Asset Sale (other than in connection with the exercise of the Collateral Trustee’s rights and remedies in respect of the Collateral provided for in Sections 3.1 and 3.2) by any Credit Party or the release of Liens on Collateral that has become an Excluded Asset or other assets of the Credit Parties as Collateral, to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of all of the Financing Documents as then in effect, the Collateral Trustee will, at the Borrower’s sole cost and expense, execute and deliver to the applicable Credit Party such documents (including UCC termination statements, reconveyances, customary pay-off letters, and return of Collateral) as such Credit Party may reasonably request to evidence and effectuate the irrevocable and concurrent release of (A) with respect to any Asset Sale to a Person that is not a Credit Party, Excluded Assets or other applicable assets, any Lien granted thereon under any of the Security Documents in any Collateral being disposed of in connection with such Asset Sale, Excluded Assets or other applicable assets whose release is permitted (if addressed in the applicable Financing

Document, or, otherwise, not prohibited) and (B) with respect to any Asset Sale to a Person that is not a Credit Party in respect of all of the Equity Interests in, or assets of, such Credit Party, such Credit Party from its Obligations and guarantees, if any, under the Financing Documents; provided that, in each case, such Credit Party shall have delivered to the Collateral Trustee and each Secured Debt Representative, at least five Business Days or such lesser period of time as the Collateral Trustee or Secured Debt Representative may agree prior to the date of the proposed release (such date of the proposed release, the “Release Date”) (a) a written request for release specifying the Release Date and identifying (generally) the relevant Collateral to which the requested release relates and, to the extent applicable, the Credit Party to be released from the Liens under the Security Documents and its Obligations under the Financing Documents, and (b) an Officer’s Certificate of an Authorized Officer of the Borrower stating that such Asset Sale, release of Excluded Assets or release of other applicable assets is in compliance with the terms of all of the Financing Documents. On the Release Date, the Collateral disposed of pursuant to an Asset Sale, that has become Excluded Assets or other applicable assets, as the case may be, identified in the written request and Officer’s Certificate referred to above shall be automatically released from all Liens under the Security Documents, in each case subject to any actions required to be taken by the Collateral Trustee to effectuate any such release.

(ii) Upon the Discharge of Obligations, all rights in and to the Collateral shall revert to the applicable Credit Party, and, upon the written request of the Borrower, the Collateral Trustee will, at the Borrower’s sole cost and expense, (x) promptly cause to be transferred and delivered as the Borrower may direct, without any recourse, warranty or representation whatsoever, any Collateral and any proceeds received in respect thereof and (y) execute and deliver to the Credit Parties customary payoff letters, reconveyances, UCC termination statements and other documentation as the Credit Parties may reasonably request to effect the termination and release of the Liens on the Collateral.

(iii) Upon request of the Borrower, the Collateral Trustee will take any action set forth in Section 5.1(a)(i) prior to releasing any Lien under the Security Documents on Excluded Assets as reasonably requested by the Borrower; provided that the Collateral Trustee may, in its reasonable discretion, request an Officer’s Certificate of the Borrower with respect to the release of the Liens on Excluded Assets.

(b) Subject to any requirements of the Financing Documents, without further written consent, notice to or authorization from any First-Lien Secured Party, the Collateral Trustee shall execute any documents or instruments necessary to release any Collateral to the extent such release is permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Financing Documents or if such release is not permitted by the terms of any of the Financing Documents, the relevant First-Lien Secured Parties have consented to such release in accordance with the terms of such Financing Documents.

5.2 Amendments to Financing Documents; Class Voting.

(a) The Financing Documents may be amended, supplemented or otherwise modified in accordance with their terms, in each case, without notice to, or the consent of any First-Lien Secured Party except to the extent required by any such Financing Document without affecting the provisions of this Agreement.

(b)(i) Notwithstanding anything to the contrary in this Agreement or in any of the Security Documents, without the written consent of the Required Lenders, any Other Required Lenders, the L/C Issuer and each First-Lien Secured Party under a Secured Commodity Hedge set forth below, no amendment, modification, termination, waiver or consent in respect of this Agreement or the Security Documents shall be effective if the effect thereof would: (A) without the written consent of each such Required Lender, any Other Required Lender, any L/C Issuer and First-Lien Secured Party (or in the case of any Series of Secured Debt, the consent of the holders of such Indebtedness that is required in accordance with the Financing Documents for such Series of Secured Debt) that would be adversely affected thereby, (1) amend the definition of “Acceptable Commodity Counterparty,” “Acceptable Financial Counterparty,” “Commodity Hedging Agreements,” “Eligible Commodity Hedge Agreement,” “Eligible Commodity Hedging Counterparty,” “Existing Commodity Hedging Agreement,” “Existing Commodity Hedging Agreement Counterparty,” “Discharge of Obligations,” “Early Termination Event,” “Eligible Hedge Amount,” “Event of Default,” “Financing Documents,” “Floor Amount,” “Hedging Obligations,” “Secured Hedging Obligations,” “Secured Hedge Agreement,” “Interest Rate/Currency Hedging Agreement,” “Interest Rate/Currency Hedging Obligations,” “Interest Rate Hedge Bank,” “Obligation,” “Ordinary Course Settlement Payments,” “Other Credit Support,” “Other Credit Support Amount,” “Other Credit Support Exception,” “Outstanding Amount,” “Secured Commodity Hedge,” “Required First-Lien Secured Parties,” “Additional First Lien Indebtedness,” “Secured Debt Representative,” “Secured Hedge Agreement,” “Secured Interest Rate Hedge,” “ First-Lien Secured Parties,” “Additional First-Lien Indebtedness Agreement,” “Secured Treasury Services Agreement” or “Termination Payment,” in each case as such term applies to the then outstanding Obligations and/or Financing Documents or (2) cause any netting or setoff rights of an Eligible Commodity Hedging Counterparty under its Secured Commodity Hedge, an Interest Rate Hedge Bank under its Secured Interest Rate Hedge or a Treasury Services Provider under its Secured Treasury Services Agreement, in either case, to be prohibited hereunder, or (B) without the written consent of each Required First-Lien Secured Party (or Secured Debt Representative on its behalf) whose then outstanding Financing Documents (or related outstanding Obligations) would be adversely affected thereby, (1) change the order of application of proceeds of Collateral and other payments set forth in Section 4.1 or any other provision setting forth a priority of payment in respect of the Obligations; (2) cause the Obligations owed under the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement, any Additional First-Lien Indebtedness Agreement, any Secured Treasury Services Agreement, any Secured Hedge Agreement to cease to be secured by Liens on the Collateral on a pari passu basis with all other Obligations; (3) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Guaranties, except as expressly provided in (or permitted by) all of the Financing Documents then in effect (including Section 5.1); or (4) amend or otherwise modify this Section 5.2 in a manner that would materially and adversely affect such First-Lien Secured Party.

(ii) Without limiting the generality of the other provisions of this Section 5.2, no consent shall be required of any First-Lien Secured Party to execute any amendment, modification, waiver, termination or consent in respect of this Agreement or the Security Documents if after giving effect thereto, this Agreement or the Security Documents are (x) more favorable to such First-Lien Secured Party and (y) not materially less favorable to such First-Lien Secured Party than to any other First-Lien Secured Party.

5.3 Certain Actions. So long as any Obligations remain outstanding in respect of more than one class of First-Lien Secured Parties, the following provisions shall apply:

(a) Each Secured Debt Representative hereby agrees to give, pursuant to the terms set forth in the Financing Documents, the Collateral Trustee prompt written notice of the occurrence of (i) any Event of Default under such Person’s Financing Documents, as applicable, of which such Person has written notice, (ii) any amendment or waiver under such Person’s Financing Documents and (iii) acceleration of the maturity of any Obligations under any of the Financing Documents for which it acts as a Secured Debt Representative wherein such Obligations have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof or termination date thereunder (or similar remedial actions including demands for cash collateral (except in accordance with ordinary course margining under Secured Hedge Agreements) have been taken) and setting forth the aggregate amount of Obligations that have been so accelerated under such Financing Documents, in each case, as soon as practicable after the occurrence thereof (and, in any event, within ten Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the First-Lien Secured Parties, or the obligations of the Credit Parties, hereunder or under the other Financing Documents. Upon receipt of any of the notices described in clause (i), (ii) or (iii) above from any Secured Debt Representative, the Collateral Trustee shall promptly notify each other Secured Debt Representative. The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of an Event of Default under any Financing Document until it has received a written notice of such Event of Default in accordance with the preceding sentences of this Section 5.3.

(b) The Collateral Trustee hereby agrees to give each Secured Debt Representative prompt written notice of the occurrence of an Event of Default following receipt thereof of written notice to it and provide a copy of all other related information provided to it by any Credit Party under the Security Documents upon request.

(c) Each Credit Party hereby agrees that, at any time and from time to time, at its sole cost and expense and following the reasonable request of the Collateral Trustee, it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that may be necessary in order to fully effect the purposes of this Agreement and the Security Documents (including, to the extent required by any Security Document, the delivery of any Collateral represented by certificated securities that hereafter comes into existence or is acquired in the future by the Collateral Trustee as pledgee for the benefit of the First-Lien Secured Parties) and to enable the Collateral Trustee to exercise and enforce its rights and remedies under the Security Documents with respect to the Collateral or any part thereof.

5.4 Cash Collateral Accounts; Amounts Not Subject to Sharing.

(a) Subject to the terms of this Section 5.4(a), nothing contained in this Agreement shall be construed (i) to impair the rights of any First-Lien Secured Party to exercise its rights and remedies with respect to any cash collateral pledged for its sole benefit or as a beneficiary under and pursuant to any Other Credit Support issued or pledged in its favor, (ii) to impair the rights of any First-Lien Secured Party to exercise any of its rights and remedies as an unsecured creditor under any or all Financing Documents to which it is a party that are consistent with the terms of this Agreement, (iii) to impair the rights of any Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank to exercise its rights to setoff and net amounts across Swap Transactions under any Secured Hedge Agreement to which it is a party, (iv) impair the rights of the Lenders under Section 13.02 of the Credit Agreement, (v) impair the rights of any Other Lenders under any analogous section regarding rights of set-off of each Other Credit Agreement, or (vi) impair the rights of the L/C Issuer under any analogous section regarding rights of set-off of any Reimbursement Agreement; provided that each Eligible Commodity Hedging Counterparty and Interest Rate Hedge Bank agrees that it shall only exercise such rights of setoff and netting, among amounts owing by or to such Interest Rate Hedge Bank or Eligible Commodity Hedging Counterparty under the Secured Hedge Agreements to which it is a party; provided that, except with respect to cash collateral described in clause (i), any amounts received as a result of such setoff described in clauses (iii), (iv), (v) and (vi) shall be applied pursuant to Section 4.1.

(b) Notwithstanding anything to the contrary, no First-Lien Secured Party shall have any obligation to share any amounts received or deemed received by it in respect of any Obligation owed to it from separate insurance, credit default swap protection, Other Credit Support or other similar protection against loss arranged by such First-Lien Secured Party for its own account in respect of any such Obligation (which amounts shall be for the sole benefit of such First-Lien Secured Party).

5.5 Additional First-Lien Indebtedness Agreement.

(a) The Collateral Trustee will perform its duties as Collateral Trustee hereunder with respect to any Obligations under any Additional First-Lien Indebtedness if each of the designated Secured Debt Representative for such Obligations, the Borrower and the other applicable Credit Party (if any) signs an Accession Agreement and delivers the same to the Collateral Trustee. Such Accession Agreement must be appropriately completed as contemplated by Exhibit A and delivered to the Collateral Trustee, which shall, in turn, promptly deliver a copy of such Accession Agreement to each other Secured Debt Representative.

(b) Although the Collateral Trustee shall be required to deliver a copy of such Accession Agreement to each then existing Secured Debt Representative, the failure to so deliver a copy of the Accession Agreement to any then existing Secured Debt Representative shall not affect the status of such debt as Additional First-Lien Indebtedness if the other requirements of this Section 5.5 are complied with. Each of the Collateral Trustee and any then-existing Secured Debt Representative shall have the right to request that the Borrower provide a legal opinion of counsel as to the Additional First-Lien Indebtedness being secured by a valid and perfected security interest in the Collateral. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Credit Party to incur Additional First-Lien Indebtedness if prohibited by the terms of any Financing Documents as then in effect.

(c) With respect to any Additional First-Lien Indebtedness incurred after the date hereof, Borrower and each of the other Credit Parties agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee or the Required First-Lien Secured Parties, and enter into such technical amendments, modifications and/or supplements to the then existing Guaranties and/or Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that such Additional First-Lien Indebtedness and the Additional First-Lien Obligations are secured by, and entitled to the benefits of, the relevant Security Documents, and each First-Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). Borrower and each other Credit Party hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section, all such amounts shall be paid by, and shall be for the account of, Borrower and the other respective Credit Parties, on a joint and several basis.

(d) Without limitation of the foregoing, Borrower and each other Credit Party agrees to take the following actions with respect to any real property Collateral with respect to any and all Additional First-Lien Indebtedness within 60 days after the delivery of the respective Accession Agreement (or such later date as the Collateral Trustee agrees to in its sole discretion):

(1) Borrower and the other applicable Credit Parties shall enter into, and deliver to the Collateral Trustee a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust with regard to each real property subject to a Mortgage (and each such property subject to a Mortgage, a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions, in form and substance reasonably satisfactory to the Collateral Trustee, and the Borrower and the other Credit Parties are jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such real property to be encumbered thereby is situated;

(2) Borrower or the applicable Credit Party will cause to be delivered a local counsel opinion with respect to each such Mortgaged Property in form and substance reasonably satisfactory to the Collateral Trustee; and

(3) Borrower or the applicable Credit Party will cause a title company reasonably acceptable to the Collateral Trustee to have delivered to the Collateral Trustee a title insurance policy (or, as applicable, a date down or modification endorsement to each title insurance policy previously delivered to the Collateral Trustee with respect to the Mortgage or Mortgages), or other evidence reasonably satisfactory to the Collateral Trustee, including, without limitation, a title search, in each case ensuring that each mortgage, as modified by a Modification or each new mortgage, as applicable, is a first-priority lien on the applicable Mortgaged Property, subject to Liens permitted by each Financing Document.

5.6 Secured Hedge Agreements and Secured Treasury Services Agreements.

(a) The Collateral Trustee will perform its duties as Collateral Trustee hereunder with respect to any Obligations under a Secured Hedge Agreement or Secured Treasury Services Agreement incurred after the date hereof if the Eligible Commodity Hedge Counterparty or Interest Rate Hedge Bank or Treasury Services Provider and the Borrower and the other applicable Credit Party (if any) signs an Accession Agreement and delivers the same to the Collateral Trustee (it being understood and agreed that only one Accession Agreement per Eligible Commodity Hedge Counterparty, Interest Rate Hedge Bank or Treasury Services Provider (as the case may be) will be required for each Secured Hedge Agreement). Such Accession Agreement must be appropriately completed as contemplated by Exhibit A and delivered by the Borrower to the Collateral Trustee, which shall, in turn, promptly deliver a copy of such Accession Agreement to each other Secured Debt Representative.

(b) Although the Collateral Trustee shall be required to deliver a copy of such Accession Agreement to each then existing Secured Debt Representative, the failure to so deliver a copy of the Accession Agreement to any then existing Secured Debt Representative shall not affect the status of such debt as Obligations under a Secured Hedge Agreement or Secured Treasury Services Agreement (as applicable) if the other requirements of this Section 5.6 are complied with. Nothing in this Agreement will be construed to allow the Borrower or any other Credit Party to incur additional Indebtedness or Liens or enter into any Swap Transactions if prohibited by the terms of any Financing Document as in effect at the time of such incurrence.

(c) With respect to any Secured Hedging Obligations and Treasury Service Obligations, the Borrower and each other Credit Party agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee or the Required First-Lien Secured Parties, and enter into such amendments, modifications and/or supplements to the then existing Guaranties and Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons, to ensure that the Secured Hedging Obligations and Treasury Service Obligations incurred after the date hereof are secured by, and entitled to the benefits of, the relevant Security Documents, and each First-Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such amendments, modifications and/or supplements (and additional Security Documents). The Borrower and each other Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 5.6 all such amounts shall be paid by, and shall be for the account of, the Borrower and the respective Credit Parties, on a joint and several basis.

5.7 Representative; Relationship.

(a) The Collateral Trustee agrees to hold the Pledged Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as Collateral Trustee for the First-Lien Secured Parties and any assignee solely for the purpose of perfecting the security interest granted under the Security Documents, subject to the terms and conditions of this Section 5.7.

(b) The Collateral Trustee shall have no obligations whatsoever to the First-Lien Secured Parties to ensure that the Pledged Collateral is genuine or owned by any Credit Party or to preserve the rights or benefits of any Person except as expressly set forth in this Section 5.7. The duties or responsibilities of the Collateral Trustee under this Section 5.7 shall be limited solely to holding the Pledged Collateral in accordance with this Section 5.7 and delivering the Pledged Collateral upon a Discharge of Obligations as provided in clause (d) below.

(c) The Collateral Trustee acting pursuant to this Section 5.7 shall not have by reason of the Security Documents, this Agreement or any other document a fiduciary relationship in respect of the any Secured Debt Representative or any other First-Lien Secured Party.

(d) Upon the Discharge of Obligations, the Collateral Trustee shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, to the applicable Credit Parties at the sole cost and expense of the Credit Parties.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. If the Borrower or any other Credit Party shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Trustee (acting at the direction of the Required Lender Parties) shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Collateral Trustee or any other First-Lien Secured Party has a Lien or to permit the Borrower or any other Credit Party to obtain financing, whether from any of the First-Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Debtor Relief Laws (“DIP Financing”), then the Collateral Trustee, each Eligible Commodity Hedging Counterparty, each Interest Rate Hedge Bank, and each other First-Lien Secured Party agrees that it (a) will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such Cash Collateral or such DIP Financing, (c) to the extent the DIP Financing requires that the Liens securing the Obligations be subordinated to or pari passu with the Liens securing such DIP Financing, and/or any carve-out (to which the Collateral Trustee consents (acting at the direction of the Required Lender Parties)) for the professional fees and expenses of the Credit Parties and any official committee of unsecured creditors appointed in any such Insolvency or Liquidation Proceeding will consent to such subordination or pari passu treatment and (d) agrees that notice received two calendar days prior to the entry of an interim order approving such usage of Cash Collateral or approving such DIP Financing shall be adequate notice and that notice received 15 calendar days prior to a hearing to approve such DIP Financing or use of Cash Collateral on a final basis shall be adequate; provided that (i) each First-Lien Secured Party retains the right to object to any ancillary agreements or ancillary arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests (unless such ancillary agreements or arrangements, including any adequate protection orders, are equally materially prejudicial to all First-Lien Secured Parties, in which case there shall be no independent right of a First-Lien Secured Party to object), (ii) the DIP Financing (x) does not compel any Credit Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, and (y) the DIP Financing document or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order and (iii) if any cash collateral order contemplates the liquidation of the Collateral, such order provides that the Liens of the Collateral Trustee (for the benefit of the First-Lien Secured Parties) will attach to the proceeds of such liquidation equally and ratably.

6.2 Avoidance Issues. If any First-Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Credit Party any amount paid in respect of the Obligations (a “Recovery”), then such First-Lien Secured Party shall be entitled to a reinstatement of Obligations with respect to all such recovered amounts. In such event, (a) the Discharge of Obligations shall be deemed not to have occurred and (b) if this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.3 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Obligations, then, to the extent the debt obligations distributed on account of the Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.4 Relief from the Automatic Stay. Each First-Lien Secured Party agrees that it has no independent right to seek adequate protection or relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding, and that the Collateral Trustee, acting at the direction of the Required First-Lien Secured Parties, has the exclusive authority to seek adequate protection or relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding on behalf of the First-Lien Secured Parties; provided, however, that any adequate protection or stay relief sought or obtained by the Collateral Trustee shall not be materially more favorable to any First-Lien Secured Party than to any other First-Lien Secured Party. Each First-Lien Secured Party further agrees that it shall not object to any motion, action or proceeding by the Collateral Trustee (acting at the direction of the Required First-Lien Secured Parties) for adequate protection or for relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or any adequate protection or stay relief granted unless such motion, action, proceeding or relief is in violation of the provisions of this Agreement.

6.5 Asset Dispositions in an Insolvency Proceeding. Each First-Lien Secured Party agrees that it will consent to, and raise no objection or oppose a motion, whether under Section 363 or 364, or otherwise, under the Bankruptcy Code to sell or otherwise dispose of any Collateral pursuant to Section 363 of the Bankruptcy Code free and clear of all Liens securing the Obligations so long as the Collateral Trustee acting at the direction of the Required First-Lien Secured Parties have consented to such sale or disposition of such assets.

6.6 Other Credit Support. Notwithstanding anything to the contrary contained herein, the provisions of this Section 6 shall not (i) limit the rights of any First-Lien Secured Party in respect of its Other Credit Support and shall not prevent any First-Lien Secured Party from taking any actions to enforce such rights to the extent permitted under applicable law, including by (x) objecting to any use of Cash Collateral to the extent constituting Other Credit Support for such First-Lien Secured Party or (y) objecting to any priming or pari passu Lien on Other Credit Support for such First-Lien Secured Party, or (ii) limit the right of any First-Lien Secured Party that is an Eligible Commodity Hedging Counterparty or Interest Rate Hedge Bank under a Secured Hedge Agreement or a First-Lien Secured Party under an

Additional First-Lien Indebtedness Agreement that is in the form of a secured trading facility, including the Secured Trading Facility, to, among other things, terminate, close out, set off or apply Other Credit Support with respect to any such Secured Hedge Agreement or Additional First-Lien Indebtedness Agreement that is in the form of a secured trading facility, including the Secured Trading Facility, or take any actions to enforce its rights under such agreement, to the extent permitted under applicable law.

SECTION 7. Collateral Trustee.

7.1 Appointment.

(a) Each of the Administrative Agent (for itself and on behalf of each Lender), any Other Administrative Agent (for itself and on behalf of any Other Lender), the L/C Issuer, each Secured Debt Representative under any Additional First-Lien Indebtedness Agreement, each Interest Rate Hedge Bank, each Eligible Commodity Hedging Counterparty and each Treasury Services Provider hereby appoints and authorizes the Collateral Trustee to act as its Collateral Trustee in accordance with the terms hereof and the other Financing Documents. The Collateral Trustee hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Financing Documents, as applicable. In performing its functions and duties hereunder, the Collateral Trustee shall act solely as an agent of the First-Lien Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards, or relationship of agency or trust with or for, any Credit Party. Each of the Administrative Agent (for itself and on behalf of each Lender), any Other Administrative Agent (for itself and on behalf of any Other Lender), the L/C Issuer, each Secured Debt Representative under any Additional First-Lien Indebtedness Agreement, each Interest Rate Hedge Bank, each Eligible Commodity Hedging Counterparty and each Treasury Services Provider hereby irrevocably authorizes the Collateral Trustee to take such action on their behalf and to exercise such powers, rights and remedies hereunder and under the other Financing Documents as are specifically delegated or granted to the Collateral Trustee by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Trustee shall have only those duties and responsibilities that are expressly specified herein and the other Financing Documents. The Collateral Trustee may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Trustee shall not have, by reason hereof or any of the other Financing Documents, a fiduciary relationship in respect of any First-Lien Secured Party, and nothing herein or any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Trustee any obligations in respect hereof or any of the other Financing Documents except as expressly set forth herein or therein.

(b) The provisions of this Section 7 (other than Section 7.6) are solely for the benefit of the Collateral Trustee, and neither the First-Lien Secured Parties and nor any Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof.

(c) Each First-Lien Secured Party hereby authorizes the Collateral Trustee to enter into each intercreditor agreement expressly contemplated by the Credit Agreement, any Other Credit Agreement and any Reimbursement Agreement on the date hereof and the provisions of such intercreditor agreements shall be binding on all First-Lien Secured Parties.

7.2 Delegation of Duties.

(a) The Collateral Trustee may execute any of its duties under this Agreement and the Financing Documents, (including for purposes of holding or enforcing any Lien on the Collateral or any portion thereof granted under the Security Documents or of exercising any rights or remedies thereunder) by or through agents or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts of its choice concerning all matters pertaining to such duties. No Collateral Trustee shall be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

(b) The Collateral Trustee may also from time to time, when the Collateral Trustee deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Trustee”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Trustee shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Trustee. Should any instrument in writing from any Credit Party be required by any Supplemental Collateral Trustee so appointed by the Collateral Trustee to more fully or certainly vest in and confirm to such Supplemental Collateral Trustee such rights, powers, privileges and duties, such Credit Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Trustee. If any Supplemental Collateral Trustee, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Trustee, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Trustee until the appointment of a new Supplemental Collateral Trustee. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Trustee that it selects in accordance with the foregoing provisions of this Section 7.2(b) in the absence of the Collateral Trustee’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.

(c) Any notice, request or other writing given to the Collateral Trustee shall be deemed to have been given to each Supplemental Collateral Trustee. Every instrument appointing any Supplemental Collateral Trustee shall refer to this Agreement and the conditions of this Section 7.2.

(d) Any Supplemental Collateral Trustee may at any time appoint the Collateral Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf or in its name.

7.3 Exculpatory Provisions.

(a) Neither the Collateral Trustee nor any of its officers, partners, directors, employees or agents shall be liable to the First-Lien Secured Parties for any action taken or omitted by the Collateral Trustee under or in connection with any of the Financing Documents except to the extent caused by the Collateral Trustee’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Trustee shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Financing Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Trustee shall have received instructions in respect thereof from the Required First-Lien Secured Parties, Required Lender Parties or Required Lenders and/or any Other Required Lenders and/or any L/C Issuer (as applicable) and, upon receipt of such instructions from the Required First-Lien Secured Parties, Required Lender Parties, Required Lenders and/or any Other Required Lenders and/or any L/C Issuer (as applicable), the Collateral Trustee shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for any Credit Party), accountants, experts and other professional advisors selected by it (and shall have no duty whatsoever to investigate or verify whether any such signature is genuine or authorized or whether the information in any such communication, instrument or other document is genuine or accurate); and (ii) no First-Lien Secured Party shall have any right of action whatsoever against the Collateral Trustee as a result of the Collateral Trustee acting or (where so instructed) refraining from acting hereunder or any of the other Financing Documents in accordance with the instructions of the Required First-Lien Secured Parties or, to the extent expressly provided herein, the Required Lender Parties.

(b) Notwithstanding anything to the contrary in Section 5.7, beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Trustee shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(c) The Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee as determined by a court of competent jurisdiction in a final and non-appealable judgment, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Credit Party to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(d) In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s reasonable discretion may cause the Collateral Trustee to be considered an “owner or operator” under the provisions of the CERCLA or otherwise cause the Collateral Trustee to incur, or be exposed to, any Environmental Liability or any liability under CERCLA or any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee shall not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, Release or threatened Release of Hazardous Materials into the environment, except to the extent such environmental liability, environmental claims or contribution actions resulted directly from the gross negligence or willful misconduct on the part of the Collateral Trustee as determined by a final non-appealable judgment of a court of competent jurisdiction.

7.4 Non-Reliance on Collateral Trustee and Other First-Lien Secured Parties.

(a) Each of the Administrative Agent (for itself and on behalf of each Lender), any Other Administrative Agent (for itself and on behalf of any Other Lender), the L/C Issuer, the Secured Debt Representative under any Additional First-Lien Indebtedness Agreement, each Interest Rate Hedge Bank, each Eligible Commodity Hedging Counterparty and each Treasury Services Provider: (i) expressly acknowledges that neither the Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Trustee hereinafter taken, including any review of the affairs of the Borrower or any of its

Affiliates, shall be deemed to constitute any representation or warranty by the Collateral Trustee to any such Person; and (ii) represents and warrants to the Collateral Trustee that it has made its own independent investigation of the financial condition and affairs of each Credit Party and its subsidiaries in connection with its decision to extend credit to the Borrower and that it has made and shall continue to make its own appraisal of the creditworthiness of each Credit Party and its subsidiaries.

(b) The Collateral Trustee shall not be responsible to any First-Lien Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Financing Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Trustee to First-Lien Secured Parties or by or on behalf of any Credit Party, to any First-Lien Secured Party or the Collateral Trustee in connection with the Financing Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall the Collateral Trustee be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Financing Documents or as to the use of the proceeds of loans borrowed pursuant to the Credit Agreement, any Other Credit Agreement, any Reimbursement Agreement or any other Financing Document or as to the existence or possible existence, or absence of, of any Event of Default or to make any disclosures with respect to the foregoing.

7.5 Collateral Trustee in Individual Capacity. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Collateral Trustee in its individual capacity as a First-Lien Secured Party hereunder. With respect to Obligations made or renewed by it or any of its Affiliates, the Collateral Trustee and its Affiliates shall have the same rights and powers under this Agreement and the other Financing Documents as any First-Lien Secured Party and may exercise the same as though the Collateral Trustee were not the Collateral Trustee, and the terms “First-Lien Secured Party” and “First-Lien Secured Parties” shall (to the extent applicable), unless the context clearly otherwise indicates, include the Collateral Trustee in its individual capacity.

7.6 Successor Collateral Trustee. Subject to the appointment and acceptance of a successor Collateral Trustee as provided below, the Collateral Trustee may resign at any time by notifying each Secured Debt Representative. Upon any such resignation, the Required First-Lien Secured Parties shall have the right to appoint a successor with, so long as no Event of Default arising from a non-payment by the Borrower or Insolvency or Liquidation Proceeding has occurred and is continuing, the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required First-Lien Secured Parties and approved by the Borrower (if applicable) and shall have accepted such appointment within 30 days after the retiring Collateral Trustee gives notice of its resignation, then the retiring Collateral Trustee may, on behalf of the First-Lien Secured Parties with, so long as no Event of Default arising from a non-payment by the Borrower or Insolvency or Liquidation Proceeding has occurred and is continuing, the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Collateral Trustee which shall be a bank with an office in New York, New York (or a bank having an Affiliate with such an office) having a combined capital and surplus that is not less than $1,000,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Collateral Trustee hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Trustee and the retiring Collateral Trustee shall be discharged from its duties and obligations hereunder. After the Collateral Trustee’s resignation hereunder, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Trustee.

7.7 Security Documents. Subject to Section 5 and the other terms of this Agreement, prior to the Discharge of Obligations, without further written consent or authorization from the First-Lien Secured Parties, the Collateral Trustee shall execute any documents or instruments reasonably requested by the Borrower or the respective Credit Parties to (i) in connection with any Asset Sale, release any Lien encumbering any item of Collateral that is the subject of such Asset Sale or other disposition of assets or to which the Required First-Lien Secured Parties have otherwise consented, (ii) release any Person from a Guaranty in accordance with the terms of the Guarantee and Collateral Agreement or with respect to which Required First-Lien Secured Parties have otherwise consented, (iii) cause obligations of the Credit Parties to become “Obligations” and the holders of such obligations to become “ First-Lien Secured Parties” as contemplated by Section 5.6 (including by countersigning Accession Agreements in accordance therewith) or (iv) facilitate the nondisturbance of an easement, right-of-way or other similar Lien on a Mortgaged Property that is permitted under the terms of the Financing Documents.

(a) Anything contained in any of the Financing Documents to the contrary notwithstanding, the Borrower, the Collateral Trustee and each First-Lien Secured Party hereby agree that (i) no First-Lien Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Trustee and (ii) in the event of a foreclosure by the Collateral Trustee on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Trustee or any First-Lien Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Trustee, as agent for and representative of the First-Lien Secured Parties (but not any First-Lien Secured Party or First-Lien Secured Parties in its or their respective individual capacities unless the Required First-Lien Secured Parties shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Trustee at such sale or other disposition.

7.8 Indemnification.

(a) Each Lender (through the Administrative Agent), any Other Lender (through any Other Administrative Agent), the L/C Issuer, the First-Lien Secured Parties in respect of any Additional First-Lien Indebtedness (through the Secured Debt Representative in respect of such Additional First-Lien Indebtedness), each Interest Rate Hedge Bank, each Eligible Commodity Hedging Counterparty and each Treasury Services Provider severally agrees to indemnify the Collateral Trustee (to the extent Collateral Trustee is not promptly reimbursed by any Credit Party) for and against such First-Lien Secured Party’s ratable share of the Obligations (calculated on the basis of such First-Lien Secured Party’s then-current Outstanding Amount) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Collateral Trustee in exercising its powers, rights or remedies or performing its duties hereunder or under any of the Financing Documents or otherwise in its capacity as Collateral Trustee in any way relating to or arising out of the Financing Documents (collectively, the “Indemnified Costs”); provided, however, that no First-Lien Secured Party shall be liable to the Collateral Trustee for any portion of any such Indemnified Costs resulting from the Collateral Trustee’s gross negligence, bad faith or willful misconduct, as determined by a final and nonappealable decision of a court of competent jurisdiction. If any indemnity furnished to the Collateral Trustee for any purpose shall, in the opinion of the Collateral Trustee, be insufficient or become impaired, the Collateral Trustee may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any First-Lien Secured Party to indemnify the Collateral Trustee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such

First-Lien Secured Party’s ratable share thereof; and provided further, this sentence shall not be deemed to require any First-Lien Secured Party to indemnify the Collateral Trustee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

(b) The agreements in this Section 7.8 shall survive termination of this Agreement.

7.9 No Risk of Funds. None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Trustee in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

SECTION 8. Reliance; Waivers; Etc.

8.1 Reliance. Other than any reliance on the terms of this Agreement, the Collateral Trustee, the Administrative Agent (on behalf of itself and each Lender), any Other Administrative Agent (on behalf of itself and any Other Lender), the L/C Issuer and each other First-Lien Secured Party acknowledges that it and each other First-Lien Secured Party has, independently and without reliance on any First-Lien Secured Party and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into such Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Document or this Agreement.

8.2 No Warranties or Liability. The Collateral Trustee (on behalf of the First-Lien Secured Parties), the Administrative Agent (on behalf of itself and each Lender), any Other Administrative Agent (on behalf of itself and any Other Lender), the L/C Issuer and each other First-Lien Secured Party acknowledges and agrees that no First-Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Financing Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the First-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

8.3 No Waiver.

(a) No right of the First-Lien Secured Parties, the Collateral Trustee or any of them to enforce any provision of this Agreement or any other Financing Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act by any First-Lien Secured Party or the Collateral Trustee, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any other Financing Document, regardless of any knowledge thereof which the Collateral Trustee or any First-Lien Secured Party, or any of them, may have or be otherwise charged with.

(b) Notwithstanding anything to the contrary in any of the Security Documents, none of the Security Documents shall be amended, modified or supplemented in any manner materially adverse to any of the First-Lien Secured Parties (except as expressly contemplated hereby) or in any manner inconsistent with any of the provisions of this Agreement without the prior written consent of each Secured Debt Representative.

8.4 Obligations Unconditional. All rights, interests, agreements and obligations of each of the Collateral Trustee, the Administrative Agent, any Other Administrative Agent, any L/C Issuer and the First-Lien Secured Parties, respectively, hereunder shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Obligations;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Credit Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Collateral Trustee, the Obligations or any First-Lien Secured Party.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Financing Document, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability.

(a) This Agreement shall become effective when executed and delivered by each of the parties hereto.

(b) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Credit Party shall include such Credit Party as debtor and debtor-in-possession and any receiver or trustee for such Credit Party (as the case may be) in any Insolvency or Liquidation Proceeding.

(c) This Agreement shall terminate and be of no further force and effect with respect to the Collateral Trustee, the Administrative Agent, any Other Administrative Agent, any L/C Issuer, the other First-Lien Secured Parties and the Obligations, on the date of Discharge of Obligations, subject to the rights of the Collateral Trustee, the Administrative Agent, any Other Administrative Agent, the L/C Issuer and the other First-Lien Secured Parties under Section 6.3.

(d) References in this Agreement to the “Other Credit Agreement,” “Other Administrative Agent,” “Issuing Bank,” “L/C Issuer,” “Other Lenders,” “Other Required Lenders” and “Reimbursement Agreement” shall be effective on and after the Other Credit Agreement Effective Date upon compliance with the following:

(i) each Secured Debt Representative, the Other Administrative Agent and the L/C Issuer shall have received an Officer’s Certificate stating that indebtedness incurred pursuant to the Other Credit Agreement and the Reimbursement Agreement (including any guarantees thereof by the Credit Parties) entered into by one or more Credit Parties is permitted (if addressed therein, or, otherwise not prohibited) by the Financing Documents at the time the Other Credit Agreement and the Reimbursement Agreement are entered into, to be secured by a first-priority Lien on the Collateral; and

(ii) the other Administrative Agent and the L/C Issuer shall have executed and delivered to the Collateral Trustee an Accession Agreement in accordance with the provisions of this Agreement pursuant.

9.3 Amendments; Waivers.

(a) Subject to Sections 5.2(b), 5.5, 5.6, 9.3(b) and 9.3(c), no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Credit Party and the Collateral Trustee (with the consent of the Required First-Lien Secured Parties) or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

(b) So long as any Event of Default shall have occurred and is continuing and notwithstanding Section 9.3(a), no Credit Party shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (and the Credit Parties’ rights or obligations shall be deemed to be directly affected, including, without limitation, by (A) any modification to the provisions relating to the designation of additional Obligations to be secured by the Collateral in accordance with Section 5.5 or 5.6, (B) any release of Collateral or a Guaranty and (C) any other modification that is inconsistent with the terms of any Financing Document and is directly adverse to the rights of any Credit Party).

(c) Notwithstanding the other provisions of this Section 9.3, the Credit Parties and the Collateral Trustee may (but shall have no obligation to) amend or supplement this Agreement or the Security Documents without the consent of any First-Lien Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the First-Lien Secured Parties; or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Financing Documents.

(d) Each of the First-Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Trustee arising out of (i) any election by the Collateral Trustee (acting at the direction of the Required Lender Parties) in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any similar Debtor Relief Law or (ii) subject to Section 6.1, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, by, the Borrower or any other Credit Parties, as debtor-in-possession. Each of the First-Lien Secured Parties further agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the Liens securing any of the Obligations for costs or expenses of preserving or disposing of any Collateral.

9.4 Voting.

(a) Without limiting anything contained herein (including Sections 5.1, 5.5, 5.6, and 9.3) and other than ministerial and administrative acts contemplated by the Security Documents to which it is a party, the Collateral Trustee shall not take any other action (including the exercise of remedies, the amendment of Security Documents, the granting of waivers under such Security Documents), or grant its consent under any Security Documents, unless and to the extent directed to do so by the Required First-Lien Secured Parties or, to the extent expressly provided herein, the Required Lender Parties. If the Collateral Trustee determines that discretion is needed in the taking of any action, it may refrain from taking such action until such directions or instructions are received and shall have no liability to the First-Lien Secured Parties for so refraining. Notwithstanding anything to the contrary set forth herein but subject to the terms hereof, the Collateral Trustee hereby agrees that it will enter into (i) documents necessary in order to effect releases of Collateral in accordance with Section 5.1 and (ii) Accession Agreements as contemplated by Sections 5.5, 5.6 and 9.16.

(b) In connection with any matter under this Agreement requiring a vote of holders of Indebtedness with respect to a Series of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Financing Documents. In connection with any act or decision by the Required First-Lien Secured Parties or Required Lenders under this Agreement or any of the Security Documents, (i) the vote of each Series of Secured Debt shall be calculated based on the Outstanding Amount owed to such Series of Secured Debt at the time the applicable matter is presented for a vote and (ii) the vote of each Interest Rate Hedge Bank and Eligible Commodity Hedging Counterparty shall be calculated based on the Eligible Hedge Amount under the relevant Secured Hedge Agreement at the time the applicable matter is presented for a vote.

9.5 Information Concerning Financial Condition of the Credit Parties. The Agents and the First-Lien Secured Parties shall be responsible for keeping themselves informed of the financial condition of the Credit Parties and all endorsers and/or guarantors of the Obligations and all other circumstances bearing upon the risk of nonpayment of the Obligations. No Secured Debt Representative or any other First-Lien Secured Party shall have any duty to advise any other Secured Debt Representative or other First-Lien Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Secured Debt Representative or other First-Lien Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Debt Representative or other First-Lien Secured Party, it or they shall be under no obligation:

(a) to make, and the Secured Debt Representative and the other First-Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN ANNEX I HERETO, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.7 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including .pdf, telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: (i) if to any Credit Party, at the address specified on Annex I attached hereto and (ii) if to the Collateral Trustee, at the address specified on

Annex I attached hereto or, as to any Credit Party or the Collateral Trustee, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Collateral Trustee and the Borrower shall not be effective until received by the Collateral Trustee or the Borrower, as the case may be.

9.8 Further Assurances; Insurance.

(a) The Borrower and the other Credit Parties will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Financing Document to become, Collateral after the date hereof).

(b) Upon the reasonable request of the Collateral Trustee at any time, the Borrower and the other Credit Parties will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Financing Documents for the benefit of holders of Obligations.

(c) All insurance policies required to be in force and effect pursuant to the terms of any Financing Document will name the Collateral Trustee as a loss payee and additional insured.

9.9 Binding on Successors and Assigns. This Agreement shall be binding upon the Credit Parties, Collateral Trustee and the First-Lien Secured Parties, and their respective successors and assigns.

9.10 Specific Performance. The Collateral Trustee may demand specific performance of this Agreement. The Collateral Trustee, on behalf of the First-Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Trustee or the First-Lien Secured Parties.

9.11 Headings. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

9.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy, facsimile or non-editable pdf file shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Secured Parties. Nothing in this Agreement shall impair, as between the Credit Parties and the Collateral Trustee and the First-Lien Secured Parties, or as among the Credit Parties, the obligations of the Credit Parties set forth in the Financing Documents.

9.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the Collateral Trustee and the First-Lien Secured Parties and for the other express purposes provided herein. Nothing in this Agreement is intended to or shall impair the obligations of any Credit Party, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

9.16 Additional Guarantors. The Borrower represents and warrants that each Person who is a Credit Party on the date hereof has duly executed this Agreement. The Borrower shall cause each of its direct or indirect Subsidiaries that becomes a Subsidiary Guarantor, or is required by the terms of any Financing Document to become a Subsidiary Guarantor, to become a party to this Agreement by causing such Subsidiary to execute and deliver to the parties hereto an Additional Guarantor Accession Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide, or cause to be provided, the Collateral Trustee and each Secured Debt Representative with a copy of each Additional Guarantor Accession Agreement executed and delivered pursuant to this Section.

9.17 Rights under Hedges. Each of the parties to this Agreement hereby acknowledges that nothing in this Agreement shall limit any Credit Party’s rights under any Secured Hedge Agreement.

9.18 Insolvency. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Credit Party. The relative rights, as provided for in this Agreement, shall continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

9.19 Rights and Immunities of Secured Debt Representatives. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, any Other Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in any Other Credit Agreement, any L/C Issuer will be entitled to all of the rights, protections, immunities and indemnities set forth in any Reimbursement Agreement and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the applicable Financing Document with respect to which such Person will act as an agent or similar representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Credit Parties or the Collateral Trustee hereunder.

9.20 Effectiveness of Obligations of RJS Credit Parties. Notwithstanding anything to the contrary in this Agreement, the obligations of each RJS Credit Party (as defined in Schedule 13.16 to the Credit Agreement) pursuant to this Agreement shall be deemed to be of no force or effect until the RJS Release Date (as defined in Schedule 13.16 to the Credit Agreement) shall have occurred. The provisions of this Section 9.20 shall immediately terminate and be of no further force and effect as of the RJS Release Date and from and after such date the obligations of each RJS Credit Party shall be effective to the extent provided herein.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Trust and Intercreditor Agreement as of the date first written above.

PPL ENERGY SUPPLY, LLC as Borrower

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

SUBSIDIARY GUARANTORS:
BARNEY M. DAVIS, LP
By:	TOPAZ POWER GROUP GP II, LLC its sole General Partner
By:	TOPAZ POWER HOLDINGS, LLC its Managing Member
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
BRANDON SHORES LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
C/R TOPAZ HOLDINGS, LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
FORT ARMISTEAD ROAD - LOT 15 LANDFILL, LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

H.A. WAGNER LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
JADE POWER GENERATION HOLDINGS LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
LAREDO WLE, LP
By:	TOPAZ POWER GROUP GP II, LLC its sole General Partner
By:	TOPAZ POWER HOLDINGS, LLC its Managing Member
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
LOWER MOUNT BETHEL ENERGY, LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

NUECES BAY WLE, LP

By:	TOPAZ POWER GROUP GP II, LLC its sole General Partner

By:	TOPAZ POWER HOLDINGS, LLC its Managing Member

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PENNSYLVANIA MINES, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PPL BRUNNER ISLAND, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PPL ENERGYPLUS, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PPL GENERATION, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PPL INVESTMENT CORPORATION

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: President

PPL MARTINS CREEK, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PPL MONTOUR, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PPL SUSQUEHANNA, LLC

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN FS PROPERTY HOLDINGS LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RAVEN LOT 15 LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RAVEN POWER FINANCE LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RAVEN POWER FORT SMALLWOOD LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RAVEN POWER GENERATION HOLDINGS LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER MARKETING LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RAVEN POWER OPERATING LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RJS POWER HOLDINGS LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
RJS POWER LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
TOPAZ POWER GROUP GP II, LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TOPAZ POWER GROUP LP II, LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer
TOPAZ POWER HOLDINGS, LLC
By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

CITIBANK, N.A., individually as Administrative Agent and Collateral Trustee

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director & Vice President

ANNEX I

NOTICES

Borrower or any Subsidiary Guarantor:

PPL Energy Supply, LLC

835 W. Hamilton Ave.

Allentown, PA 18101

Attention: General Counsel

Telephone: 610-774-4918

Telecopy: 610-774-2755

with a copy to:

PPL Energy Supply, LLC

835 W. Hamilton Ave.

Allentown, PA 18101

Attention: Treasurer

Telephone No.: 610-774-4480

Telecopier No.: 610-774-4511

Administrative Agent or the Collateral Trustee:

Citibank, N.A.,

Citigroup Global Markets Inc.

580 Crosspoint Pkwy

Getzville, NY 14068

E-Mail: CRMS.NA.Documentation@citi.com

with a copy to:

Citibank, N.A.

Citigroup Global Markets Inc.

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Global Loans Support

Telephone No.: 302-894-6010

Telecopier No.: 646-274-5080

E-Mail: Global.Loans.Support@citi.com

ANNEX I-1

ANNEX II

EXISTING COMMODITY HEDGING AGREEMENTS

ANNEX II-1

EXHIBIT A

FORM OF

ACCESSION AGREEMENT — First-Lien Secured Parties

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of [            ], 20[            ], is entered into by [            ], a [            ] (the “Joining Party”), and acknowledged by PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (the “Borrower”) and each Credit Party, and CITIBANK, N.A., in its capacity as Collateral Trustee under the Intercreditor Agreement (as defined below).

Reference is made to that certain Collateral Trust and Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Intercreditor Agreement”), dated as of [            ] by and among the Borrower, the Subsidiary Guarantors, the Collateral Trustee, the Administrative Agent and each of the other Persons party thereto from time to time in accordance with the terms thereof. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement. This Accession Agreement is being executed and delivered pursuant to Section 5.6(a) of the Collateral Trust Agreement.

[Option A — where Joining Party is an agent under an Additional First-Lien Indebtedness Agreement, the Other Credit Agreement or the Reimbursement Agreement or the refinanced Credit Agreement] The Joining Party, as agent under [describe applicable Additional First-Lien Indebtedness Agreement, the Other Credit Agreement or the Reimbursement Agreement or the refinanced Credit Agreement], hereby becomes a SECURED DEBT REPRESENTATIVE under the Intercreditor Agreement.

[Option B — where Joining Party is an [ELIGIBLE COMMODITY HEDGING COUNTERPARTY]/ [INTEREST RATE HEDGE BANK]/[TREASURY SERVICES PROVIDER]] under [describe applicable Secured Commodity Hedge, Secured Interest Rate Hedge or Secured Treasury Services Agreement] hereby becomes a FIRST-LIEN SECURED PARTY under the Intercreditor Agreement.

Each of the Borrower and the Joining Party hereby agree for the benefit of the First-Lien Secured Parties as follows:

(1) The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Party will be deemed to be a party to the Intercreditor Agreement, and, from and after the date hereof, shall have all of the obligations of a [SECURED DEBT REPRESENTATIVE]/[FIRST-LIEN SECURED PARTY]/[ELIGIBLE COMMODITY HEDGING COUNTERPARTY]/[INTEREST RATE HEDGE BANK]/[TREASURY SERVICES PROVIDER] thereunder as if it had executed the Intercreditor Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the [SECURED DEBT REPRESENTATIVE]/[FIRST-LIEN SECURED PARTY]/[ELIGIBLE COMMODITY HEDGING COUNTERPARTY]/[INTEREST RATE HEDGE BANK]/ ]/[FIRST-LIEN SECURED PARTY IN ITS CAPACITY AS A LENDER OR ISSUING BANK UNDER AN ADDITIONAL FIRST-LIEN INDEBTEDNESS AGREEMENT]/[TREASURY SERVICES PROVIDER] contained in the Intercreditor Agreement. The first-lien obligations to be secured under [describe applicable Financing Document] are hereby designated “Obligations” and will be secured equally and ratably with all existing and future Obligations permitted by the Financing Documents.

[(2) To the extent the Joining Party is joining as a Secured Debt Representative as agent or trustee for one or more First-Lien Secured Parties, the Joining Party acknowledges that it has the authority to bind such First-Lien Secured Parties to the Intercreditor Agreement and such First-Lien Secured Parties are hereby bound by the terms and conditions of the Intercreditor Agreement.]

[(2)][(3)] The Joining Party hereby agrees [(on behalf of itself and any First-Lien Secured Party claiming through it)] to comply with the terms of the Intercreditor Agreement.

[(3)][(4)] Each of the undersigned Credit Parties hereby consents to the designation of [describe applicable Financing Document] as Obligations as set forth herein and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Financing Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Financing Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Financing Documents.

[(4)][(5)] The address of the Joining Party for purposes of all notices and other communications under the Intercreditor Agreement is [ , ], Attention of [            ] (Facsimile No. [            ], electronic mail address: [            ]).

[(5)][(6)] This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[(6)][(7)] The provisions of Section 9.6 of the Intercreditor Agreement will apply with like effect to this Accession Agreement.

IN WITNESS WHEREOF, each of the Joining Party, each Credit Party and the Collateral Trustee has caused this Accession Agreement to be duly executed by its respective authorized representative, as of the day and year first above written.

[JOINING PARTY]

By:
Name:
Title:

Acknowledged: PPL ENERGY SUPPLY, LLC

By:
Name:
Title:

[INSERT DETAILS OF ALL CREDIT PARTIES UNDER SECURITY DOCUMENTS AS AT DATE OF THIS ACCESSION AGREEMENT]

By:
Name:
Title:

Acknowledged: CITIBANK, N.A., as Collateral Trustee

By:
Name:
Title:

EXHIBIT B

FORM OF

ADDITIONAL GUARANTOR ACCESSION AGREEMENT

Reference is made to that certain Collateral Trust and Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Intercreditor Agreement”), dated as of [            ] by and among the Borrower, the Subsidiary Guarantors, the Collateral Trustee, the Administrative Agent and each of the other Persons party thereto from time to time in accordance with the terms thereof. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement. This Additional Guarantor Accession Agreement is being executed and delivered pursuant to Section 9.16 of the Intercreditor Agreement.

1. Joinder. The undersigned,             , a             , hereby agrees to become party as a Credit Party under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Section 9.6 of the Intercreditor Agreement will apply with like effect to this Additional Guarantor Accession Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Additional Guarantor Accession Agreement to be executed by their respective officers or representatives as of                 , 20        .

[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Additional Guarantor Accession Agreement and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Credit Party:

                , as Collateral Trustee

B-1